Exhibit 99.1

DEVELOPMENT AND DISTRIBUTION AGREEMENT

THIS DEVELOPMENT AND DISTRIBUTION AGREEMENT, dated this ____ day of April, 2004 (the “Effective Date”), by and between GENERAL INSTRUMENT CORPORATION doing business as the Broadband Communication Sector of Motorola Inc. (“Motorola”), a Delaware corporation having an office at 101 Tournament Drive, Horsham, Pennsylvania 19044; and WorldGate Service Inc., a Delaware corporation having an office at 3190 Tremont Avenue, Trevose, Pennsylvania 19053  (“WorldGate”); and WorldGate Communications, Inc., solely for purposes of the obligations contained in Section 4.10 of this Agreement, having an office at 3190 Tremont Avenue, Trevose, Pennsylvania 19053 (“WorldGate Communications”).

Background

WHEREAS WorldGate is currently developing a broadband videophone product more fully described below (the “Product”) and has the expertise and capacity to manufacture and supply the Product to Motorola,

WHEREAS, Motorola is in the business of distributing broadband communications products and has the expertise and infrastructure to provide worldwide distribution of the Product, and

WHEREAS, the Parties desire to cooperate to complete development of the Product and to distribute the Product on a worldwide basis.

Agreement

Now, wherefore, in consideration of the premises and mutual covenants herein set forth, the Parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE 1.  DEFINITIONS; EXHIBITS

1.1          Definitions

Capitalized terms used in this Agreement shall have the following meanings:

“Business Day” shall mean a day other than a Saturday, Sunday or other day on which commercial banks located in Philadelphia, Pennsylvania are authorized or required by law to close.

“Commercial Availability” or “Commercially Available” shall mean that the Product has passed the qualification procedure described in Exhibit C and is available for volume shipment to Motorola in monthly quantities in excess of CONFIDENTIAL TREATMENT REQUESTED units.

                “Defect” shall mean any failure of a Product to meet or function in accordance with the Specifications or to conform to the warranties contained in this Agreement in all material respects.  Notwithstanding the foregoing, a Product with (i) a Defect caused by damage during shipping from causes other than improper packaging, (ii) any Defect resulting from misuse, negligence, accident, unauthorized modification, alteration, customization or repair, improper operation, improper maintenance, improper transport, or improper handling or storage (in each case after the passing of title to Motorola or its authorized agents and in each case by a party other than WorldGate or its authorized agents); or (iii) physical damage or failure due to abuse, tampering, or other treatment beyond the reasonable limits of normal use for the Product, shall not be considered a Product with a Defect for purposes of determining the Field Failure Rate under this Agreement, any right under any warranty hereunder or any other liability of WorldGate.

                “Distribution Channels” shall mean distribution of the Product through any channel or by any means, directly or indirectly, to any and all customers throughout the world, including without limitation retail stores, service providers and end user customers.

                “Effective Date” shall have meaning set forth in the first paragraph of this Agreement.

“Intellectual Property” shall mean, with reference to any Person, any and all technology, technical information, and rights therein owned or licensed from a third party by such Person, including, without limitation, technical data, inventions, concepts, processes, formulae, algorithms, know-how, system, apparatuses, software, designs, design elements, product features, product specifications, works of authorship, drawings, and any other technical subject matter related thereto, including all Patent Rights, copyrights, trade secrets, masks and mask works, industrial designs and other intellectual property rights therein protected under the laws of any country or the world (whether or not the rights therein are currently perfected).

“Lead Time” shall mean, with respect to any Product, CONFIDENTIAL TREATMENT REQUESTED days prior to the scheduled delivery date, or such shorter period upon which the Parties may mutually agree in writing.

“Modification” shall mean a written modification, change delay, deferral or rescheduling of or to an Order that is either made by right under Article 7 of this Agreement or accepted in writing by the other Party.

“Motorola’s Designated Warehouses” shall mean those warehouses identified in Exhibit B as the same may be amended hereunder, that are designated by Motorola for delivery of the Product.

“Order” shall mean each purchase order for Product issued by Motorola pursuant to this Agreement.

“Party” shall mean Motorola or WorldGate and “Parties” shall mean Motorola and WorldGate.

“Patent Rights” shall mean (a) all patent applications heretofore or hereafter filed or having legal force, in any country; (b) all patents that have issued or in the future issue therefrom, including utility, model and design patents and certificates of invention; and (c) all divisions, continuations, continuations-in-part, reissuances, renewals, extensions or additions to any such patent applications and patents; all to the extent and only to the extent that the Person holding such patent applications, patents, divisions, continuations, continuations-in-part, resissuances, renewals, extensions or additions now has or hereafter will have the right to grant licenses, immunities or other rights thereunder.

“Person” shall mean any individual, corporation (including any non-profit corporation),

general, limited or limited liability partnership, limited liability company, joint venture, estate, trust, association, organization, or other entity or governmental authority.

“Product” shall mean the Product identified in Exhibit A (including all Software), as well as any and all derivative or similar broadband video phones developed by or for WorldGate prior to or during the term of this Agreement, including without limitation any Product modified at the request of Motorola and any cost reduced version of the Product.

“Software” shall mean the portions of the Product consisting of programs, procedures, rules, data and/or routines in object machine readable language, which instruct the operation of the Product and/or any computer into which such Software may be installed. Software shall include any medium, including, without limitation, magnetic (tape, disks, drives, cards, keys, etc), printed listings, firmware, optical media and the like, on which the Software is supplied, as well as directly associated materials such as flow charts, logic diagrams, manuals, and other documentation.

“Source Code” shall mean the human-readable source materials and machine readable code from which the Software is compiled or otherwise derived, as well as all other human-readable documentation and machine-readable code that is necessary to enable a data processing professional having ordinary skills and experience in computer programming to understand, maintain, modify and compile (or otherwise derive) such Software from the source materials.

“Specifications” shall mean the specifications, drawings and technical information set forth or identified in Exhibit D, as such exhibit may be amended from time to time pursuant to this Agreement.

 “Third Party Materials” shall mean all third party software, firmware, tools, and other materials that are necessary to manufacture, sell and support the Product.

“Threshold Amount” shall mean an aggregate of CONFIDENTIAL TREATMENT REQUESTED units of Products ordered and accepted by Motorola from WorldGate under these Terms and Conditions.  For purposes of this paragraph, Products ordered (i) but not received by Motorola on the scheduled delivery date, or (ii) which are rejected because they do not meet the requirements of this Agreement, shall all be included in the calculation of “Threshold Amount”.

1.2        Exhibits

The following exhibits are attached hereto and made a part hereof:

Exhibit A                Product and Prices

Exhibit B                Motorola’s Subsidiaries, Affiliates and Warehouses

Exhibit C                Completion of Product Development; Component Qualification Procedure

Exhibit D                Specifications

Exhibit E                 Documentation

Exhibit F                 Training

Exhibit G                Technology Escrow Agreement

Exhibit H(1)           Initial Warrant

Exhibit H(2)           Form of Warrant

ARTICLE 2.  PURCHASE AND SALE OF PRODUCT

2.1        Purchase and Sale of Product; Exclusivity

(a)         Once a Product has become Commercially Available, WorldGate shall manufacture the Product and sell the Product to Motorola and Motorola shall purchase Products from WorldGate and distribute such Products, pursuant to this Agreement.

(b)         Subsidiaries, affiliates and warehouses of Motorola listed on Exhibit B (collectively considered to be “Motorola” for purposes of this Agreement) shall also be permitted to purchase Product under this Agreement, as such exhibit may be amended from time to time pursuant to this Agreement.  CONFIDENTIAL TREATMENT REQUESTED

(c)         WorldGate hereby appoints Motorola as a worldwide distributor for the Product in the Distribution Channels for the term of this Agreement, with the right to use all Products purchased hereunder for demonstration and marketing purposes, resell or lease such Product to any customer worldwide and to combine, or have combined, the Product with other products for use, resale or lease worldwide. Except as otherwise provided below, as of the Effective Date of this Agreement, such appointment shall be exclusive (i.e. WorldGate may not appoint other distributors or distribute the product for its own account), with such exclusivity to extend for a period of CONFIDENTIAL TREATMENT REQUESTED months after “Commercial Availability” of the Product (the “Initial Exclusivity Period”) and also as of the Effective Date and for the Initial Exclusivity Period WorldGate shall become the exclusive supplier to Motorola of broadband video phones in the Distribution Channels (i.e. Motorola may not have other suppliers or distribute other broadband video phones for its own account), provided that CONFIDENTIAL TREATMENT REQUESTED

                (d)           To the extent that Motorola decides to sell the Product in combination with other products, Motorola will also continue to offer the Product separately as a stand alone product on terms and conditions and at prices that are commercially reasonable.

(e)           CONFIDENTIAL TREATMENT REQUESTED

                (f)            In connection with Motorola’s resale of the Product, WorldGate shall provide Motorola with the training outlined in Exhibit F.

(g)           CONFIDENTIAL TREATMENT REQUESTED

(h)           Motorola shall: (i) include the Product in all of its printed and online catalogs and product listings, sales brochures and price lists describing Motorola broadband communication sector’s line of connected home products, (ii) promote, market and make available for purchase, the Product to customers in the Distribution channels by including the Product in (1) trade shows and other exhibitions relevant to broadband communications products, and (2) trade and consumer advertising for broadband communications products, in each case consistent with other broadband communication products, and (iii) train its sales force and support staff to promote the sale of the Product with programs consistent with other broadband communication products.

(i)            Motorola shall conduct its business in its own name and at its own expense and risk, and shall be responsible, as an independent contractor, for (i) paying all taxes, levies, tariffs, duties, fees and other charges imposed by the applicable governmental authorities in connection with its activities hereunder, (ii) securing and maintaining all required approvals, registrations, permits and licenses, and otherwise complying with all laws and regulations governing the conduct of its business. World Gate shall obtain all regulatory approvals as stated in the Specification.

(j)            Motorola shall promptly provide WorldGate with such written reports and forecasts concerning the Products, market conditions, competition, sell-through, customers and any material changes in its operations as may from time to time be reasonably requested by WorldGate.

2.2          Content of Orders (Terms and Conditions); Acknowledgment.

Motorola agrees to issue Orders in accordance with this Agreement. Each Order shall be deemed to incorporate the terms of this Agreement, whether or not this Agreement is specifically mentioned. Each such Order shall be in the form of a written or electronic communication and shall contain the following information:

(a)         A description of the Product, by model number;

(b)                         The quantity of the Product (which for each individual order per ship to location shall be in excess of CONFIDENTIAL TREATMENT REQUESTED units, minimum, excluding orders for prototype units, engineering samples,engineering pilot runs and pre-sales and marketing activity);

(c)                            The delivery date for the Product, which shall be no earlier than the expiration of the Lead Time for the Product;

(d)                           The location to which the Product are to be shipped;

(e)                            The location to which the invoices shall be sent for payment; and

(f)                              Any requested expedited transportation or other special handling instructions (any special handling or other special instructions will be subject to additional costs).

WorldGate shall accept each Order and Modification that complies with the terms of this Agreement by acknowledging such Order or Modification in writing, within CONFIDENTIAL TREATMENT REQUESTED Business Days following WorldGate’s receipt of such Order and within CONFIDENTIAL TREATMENT REQUESTED Business Days following receipt of such Modification, without conditioning such acceptance upon the acceptance by Motorola of any terms inconsistent with or in addition to those set forth in this Agreement, except that WorldGate may condition its acceptance of an Order or Modification with requested expedited transportation or other special handling instructions on Motorola’s agreement to assume the cost thereof, unless WorldGate is otherwise responsible under this Agreement for the assumption of such costs. For purposes hereof, special handling instructions shall include Motorola requested changes in the Product packaging, labeling, and/or ship to locations. If an Order or its Modification otherwise in conformance with the terms and conditions of this Agreement has not been rejected by WorldGate within the time period specified above, such Order or its Modification will be deemed accepted for purposes of this Agreement, and WorldGate and Motorola will be bound thereby. WorldGate shall have a right to reject an Order or its Modification only because (i) such Order or Modification is not in conformity with the applicable requirements of this Agreement, (ii) Motorola is in default of this Agreement, (iii) the Order requires customization or other changes to the Product or is subject to other special instructions which may impact the price or delivery schedule, or (iv) the quantity of Products ordered when combined with other Orders exceeds Motorola’s average forecast for the relevant period. WorldGate shall use commercially reasonable efforts to accept and fulfill an Order or its Modification with a greater quantity of the Product, or an earlier delivery date, than permitted in this Agreement. WorldGate shall accept or reject such non-conforming Order or its Modification within CONFIDENTIAL TREATMENT REQUESTED Business Days of WorldGate’s receipt of such non-conforming Order or its Modification.

2.3          No Modification of Terms and Conditions.

All sales shall be pursuant to the terms set forth in this Agreement. All quotations, purchase orders, releases, authorizations, acknowledgments and invoices issued pursuant to this Agreement are issued for convenience of the Parties only and shall be subject to the provisions of this Agreement and the Exhibits hereto. The Parties acknowledge that the preprinted provisions on any such quotation, purchase order, release, acknowledgment or invoice shall be deemed deleted. No modification to this Agreement or the Exhibits shall be valid without the prior written consent of WorldGate and Motorola.

2.4          Reports

WorldGate shall, upon Motorola’s request, provide Motorola with a report on the status of open Orders. WorldGate shall provide Motorola with such other reports as Motorola may reasonably request.

ARTICLE 3.  TERM AND TERMINATION

3.1          Term, Extension, Expiration.

The term of this Agreement shall commence on the Effective Date and shall continue for a period of CONFIDENTIAL TREATMENT REQUESTED years thereafter (the “Initial Term”), subject to earlier termination pursuant to Section 3.2.  This Agreement may be extended for annual periods thereafter, (each, a “Renewal Term”), upon agreement by the Parties not less than ninety (90) days prior to the expiration of the then current term as to terms and conditions for such Renewal Term. If not extended, this Agreement shall terminate.

3.2          Termination.

This Agreement and any unfilled Order hereunder may be terminated prior to expiration of the Initial Term or any Renewal Term, as follows:

(a)                        Either Party may terminate this Agreement or any unfilled Order hereunder by giving notice in writing to the other Party, if the other Party is in material breach of this Agreement and shall have failed to cure such breach to the reasonable satisfaction of the non-breaching Party within sixty (60) days of receipt of written notice thereof from the non-breaching Party. Notwithstanding the foregoing, either Party may seek immediate injunctive relief if the other Party’s actions threatens its (or its licensor’s) proprietary rights.  Either Party may terminate this Agreement or any unfilled order hereunder immediately by giving notice in writing to the other Party, if any of the following events occurs with respect to the other Party (each such event, a “Insolvency Event”):

(i)                                     The filing by or against such other Party of a petition for relief under the United States Bankruptcy Code or corresponding laws or procedures of any applicable jurisdiction;

(ii)                                  The filing by or against such other Party of any other proceeding concerning the bankruptcy, insolvency, dissolution, cessation of operations, reorganization of indebtedness or the like;

(iii)                               The voluntary or involuntary execution upon, the assignment or conveyance to a liquidating agent, trustee, mortgagee or assignee of whatever description, or the making of any judicial levy against a substantial portion of such other Party’s assets, for the benefit of its creditors;

(iv)                              The appointment of a receiver, keeper, liquidator or custodian of whatever sort of description, for all or a substantial portion of such other Party’s assets; or

(v)                                 The termination or dissolution of such other Party, the distribution of a substantial portion of its assets, or its cessation to continue all or substantially all of its business affairs.

(b)         Either Party may, at its option, terminate this Agreement by written notice to  the other Party effective immediately, in the event that the other Party is acquired by, combines with, or merges with another entity and is not the successor company, or the other Party has sold a substantial portion of its assets to which this business relates, or it has ceased to continue all or substantially all of its business affairs to which this business relates through any business combination. If a Party does not exercise the right to terminate provided by this subsection the other Party’s obligations under this Agreement may be enforced against the successor company with the same force and effect as if such successor was originally named as the a Party under this Agreement.

(c)           Upon termination of this Agreement by Motorola pursuant to Sections 3.2(a) or 3.2(b), or 23.3, the rights and licenses described in Section 6.5 shall immediately vest.

(d)           In addition to the foregoing, Motorola shall have the termination rights set forth in Section 23.3.

3.3          Rights and Obligations on Termination.

(a)         Unless otherwise mutually agreed by Motorola and WorldGate, in the event of expiration of this Agreement after the Initial Term or any Renewal Term, WorldGate and

Motorola will honor all of their respective obligations under this Agreement with respect to any Order issued and accepted (or deemed accepted) pursuant to this Agreement prior to the date of expiration.

(b)         In the event a Party terminates this Agreement under Section 3.2, that Party may elect to terminate its obligations under any unfilled Order.

(c)         In the event of termination or expiration of this Agreement for any reason, each Party shall return all Confidential Information and property of the other Party within its possession or under its control to such other Party (subject to the provisions of Article 6).

(d)         Expiration or termination of this Agreement for any reason shall not release either Party from the obligation to make payment of all amounts then or thereafter due and payable under this Agreement that are not in dispute.

(e)         The provisions of  Articles 3.3, 4.7, 5.9, 6.1, 6.2, 6.5(b), 6.5(c), 6.5(d), 8.5, 10, 11.2, 13, 14, 15, 16, 19, 20, 21, 24 and 25 shall survive expiration or termination of this Agreement for any reason, except that if WorldGate terminates this Agreement pursuant to Articles 3.2(a) and (b) hereof, Articles 5.9, 6.5(b) & (c), 8.5, 10.4 (to the extent not triggered before such termination) shall not survive.

(f)          Notwithstanding anything contained in this Article 3, should an Insolvency Event occur with respect to WorldGate, the Parties agree and acknowledge that Motorola shall have all rights of a licensee under Section 365(n) of the Bankruptcy Code with respect to the Limited License.

ARTICLE 4.  PRICES AND PAYMENT

4.1        Price; Shipping.

              (a)           The purchase prices for the Product shall be according to CONFIDENTIAL TREATMENT REQUESTED as set forth in Exhibit A, and are subject to adjustment as provided in this Article. The purchase prices are inclusive of all costs and expenses associated with the supply of the Product.  All prices, delivery and risk of loss shall be  DDP Motorola’s Designated Warehouse in Seattle, Washington USA, (INCOTERMS 2000). provided, however, that any incremental costs in shipping (including without limitation, special handling (described in Section 2.2), transportation, insurance, storage, duties, permits, etc) to other locations as requested by Motorola in writing shall be Motorola’s responsibility and shall be detailed in a separate line item in Exhibit A.

              (b)           WorldGate shall mark, pack, package and crate, transport, ship and store all Product to reasonably ensure (i) delivery of the Product to its ultimate destination as set forth above without damage (including damage from electrostatic discharge), (ii) compliance with such bar code requirements as have been set forth in the Specification, and (iii) compliance with any special instructions of Motorola (at Motorola’s cost for any special instructions or handling that is not the responsibility of WorldGate under this Agreement.).

              (c)           WorldGate’s prices include standard packaging (as set forth in the Specification), and all sales, use and excise taxes levied upon, or measured by the sale, price or use of the Product prior to delivery to Motorola. WorldGate shall have the sole responsibility for payment of all such taxes with respect to its sale of the Product to Motorola. If Motorola is purchasing the Product for resale and claiming a tax exemption in connection therewith, Motorola shall furnish WorldGate with an applicable resale certificate.

4.2          Payment of Invoices.

Motorola’s payment of any invoice shall not constitute acceptance of the Product related to such invoice and shall be subject to adjustments for shipment shortages and other failures of WorldGate to meet the requirements of this Agreement, provided WorldGate has been notified in writing of such shortages or other failures of WorldGate to meet the requirements of this Agreement, (i) within CONFIDENTIAL TREATMENT REQUESTED days for shortages, and (ii) within CONFIDENTIAL TREATMENT REQUESTED business days for other failures, in each case such notice period to begin after the receipt of the shipment.  Motorola shall reasonably cooperate with WorldGate to verify such shortages or other failures.

4.3          Invoices.

All invoices shall be subject to verification prior to payment; provided, however, any verification shall not delay payment past the date the payment is due hereunder. All invoices shall be dated as of the date the Products are shipped or otherwise made available to Motorola in accordance herewith, and contain such information as Motorola may reasonably request.

4.4          Payment Terms.

Payment for Product shall be due within CONFIDENTIAL TREATMENT REQUESTED days of the date of invoice. All payments by Motorola to WorldGate shall be made in U.S. dollars, free and clear of, and without deduction for, any taxes, levies, import duties, charges, fees, deductions or withholdings.  Payments received after such date shall be subject to the payment of accrued interest on the unpaid amounts at the rate equal to the lesser of 12% per annum or the maximum rate permitted by law.

4.5          Cost Reduction.

(a)             The Parties agree to cooperate in good faith to implement a Product cost reduction program involving new technologies, component cost reduction, productivity, quality and reliability improvements, and manufacturing processes.

(b)             As an incentive to reduce such costs WorldGate shall be entitled to retain CONFIDENTIAL TREATMENT REQUESTED of each cost reduction and the remaining CONFIDENTIAL TREATMENT REQUESTED shall be applied as a reduction of the sale price of Products to Motorola.

                (c)           The Parties shall meet (i) on a quarterly basis to review the CONFIDENTIAL TREATMENT REQUESTED and to adjust the price for the prospective quarter to reflect CONFIDENTIAL TREATMENT REQUESTED, (ii) on a semi-annual basis to review all CONFIDENTIAL TREATMENT REQUESTED.

                (d)           The Parties agree to engage a mutually acceptable independent auditor to resolve any disputes between the Parties concerning calculation of the verifiable cost reductions referenced in this Section, as well as the timing of the effectiveness of the cost reduction.  The independent auditor shall be required to keep in strict confidence all confidential or proprietary information disclosed to the auditor in the course of its determination.

4.6           Terms and Conditions During CONFIDENTIAL TREATMENT REQUESTED/Most Favored Customer/Supplier.  If at any time during the term of this Agreement CONFIDENTIAL TREATMENT REQUESTED, the following shall apply:

(i)            WorldGate shall sell to Motorola the Products for Motorola’s distribution under this Agreement at a purchase price for the sale of each of the Products at least as favorable to Motorola as the purchase price provided to any other customer purchasing products substantially similar to the Product in similar quantities, on substantially the same terms and conditions as those provided by WorldGate to such other customer (excluding for purposes hereof any WorldGate sales to any wholly owned subsidiary of WorldGate Communications, Inc.).

(ii)           In connection with their annual audit of the financial statements of WorldGate, upon the written request of Motorola delivered to Worldgate no later than December 1st of the year being audited, the independent certified public accountants of Worldgate shall be requested to audit the records of the WorldGate with respect to WorldGate’s compliance with the provisions of this Section 4.6 and to report the results of such audit to Motorola.  The cost of such audit will be borne by Motorola.  In addition, Motorola may request not more than twice in any twelve (12) month period that WorldGate provide Motorola with a certificate of compliance with this Section 4.6 signed by an authorized officer of WorldGate.

(iii)          WorldGate shall be expressly relieved of any further obligations under this Agreement with respect to Sections 4.1, 4.5, 5.1, 5.4, 5.5, 5.8, 5.9, 5.10, 6.5, 6.6, 7.1 - 7.7, 8.1, 8.2, 8.4, 8.5, 8.6, 8.8, 10.6, 10.7, 11.0 - 11.2, 12, and 27.

4.7          Records.

WorldGate shall maintain, for a period of not less than CONFIDENTIAL TREATMENT REQUESTED years after the date of its sale to Motorola hereunder, or for such longer period as required by applicable law, such records as are necessary to permit each Product identified with a lot number by WorldGate and sold to Motorola to be traced by lot number.

4.8          WorldGate’s Costs and Expenses

Except as expressly set forth in this Agreement to the contrary, WorldGate shall absorb all costs and expenses associated with the design, development, and manufacture of the Product, including, without limitation, all costs and expenses relating to setup, tooling, quality control, inspection, test, non-recurring engineering activities and Third Party Materials.

4.9          Product Prepayment Funds

Motorola will make an up-front pre-payment of one million dollars ($1.0M) to WorldGate to be used as a credit toward Product purchases (including for purposes of this section prototype, trial and engineering pilot run (“EPR”) units, as well as finished goods), payable in installments at each of the following milestones (“Milestones”): (i) CONFIDENTIAL TREATMENT REQUESTED upon execution of this Agreement, (ii) CONFIDENTIAL TREATMENT REQUESTED upon delivery of acceptable prototypes per agreed to criteria described in Exhibit C, (iii) CONFIDENTIAL TREATMENT REQUESTED and upon commencement of field trials with service providers, and (iv) CONFIDENTIAL TREATMENT REQUESTED upon initial customer orders in an aggregate amount of at least CONFIDENTIAL TREATMENT

REQUESTED.  These installment amounts will only be due and payable by Motorola to WorldGate if the Milestones are satisfied in all material respects by the specific deadlines as stated in Exhibit C hereto.  If any Milestone deadline is not satisfied in all material respects by the applicable deadline, Motorola shall have the option to terminate (upon thirty days notice) this Agreement with each Party having no further obligation to any other Party.   The credit described in this paragraph may be applied by WorldGate or Motorola at any time against outstanding invoices for Product.

4.10              Warrants

(a)           Initial Warrant.  Simultaneously with the execution of this Agreement, WorldGate Communications, Inc, shall issue to Motorola a warrant to purchase 300,000 shares of WorldGate’s common stock pursuant to the Warrant to Purchase Common Stock attached hereto as Exhibit H(1).

(b)           Milestone Warrants.  Upon payment by Motorola of each product prepayment contemplated by Section 4.9, WorldGate Communications shall issue a warrant (each a “Milestone Warrant”) to Motorola substantially in the form attached hereto as Exhibit H(2) that shall initially be exercisable into that number of shares of WorldGate Communication’s common stock as follows:

Milestone:	Shares of Common Stock

Payment of CONFIDENTIAL TREATMENT REQUESTED as contemplated by the Milestone set forth in clause (ii) of Section 4.9	CONFIDENTIAL TREATMENT REQUESTED

Payment of CONFIDENTIAL TREATMENT REQUESTED as contemplated by the Milestone set forth in clause (iii) of Section 4.9	CONFIDENTIAL TREATMENT REQUESTED

Payment of CONFIDENTIAL TREATMENT REQUESTED as contemplated by the Milestone set forth in clause (iv) of Section 4.9	CONFIDENTIAL TREATMENT REQUESTED

(c)           Product Warrant.  Upon sale or shipment of CONFIDENTIAL TREATMENT REQUESTED units of the Product within a CONFIDENTIAL TREATMENT REQUESTED period after Commercial Availability of the Product, WorldGate Communication shall immediately issue a warrant (the “Product Warrant”) to Motorola substantially in the form attached hereto as Exhibit H(2) that shall initially be exercisable into CONFIDENTIAL TREATMENT REQUESTED shares of WorldGate Communication’s common stock.

(d)           Exercise Price.  The Exercise Price (as used in the initial warrant, each Milestone Warrant and the Product Warrant) shall be determined as follows:

(i)                                     if the security is traded on a securities exchange, the average of the per share closing prices of the security on such exchange over the twenty (20)-day period ending one day prior to the issuance of the warrant pursuant to this Section 4.10;

(ii)                                  if the security is traded over-the-counter, the average of the per share closing bid prices of the security over the twenty (20)-day period ending one day prior to the issuance of the warrant pursuant to this Section 4.10; and

(iii)                               if there is no public market for such security that meets the criteria set forth in (i) or (ii) above, the Exercise Price shall be the per share fair market value of such security as of the date on which such value is measured, as determined in good faith by WorldGate Communication’s Board of Directors.

(e)           Adjustment for Stock Splits and Combinations.  If WorldGate Communications shall at any time prior to the issuance of a warrant pursuant to this Section 4.10 effect a subdivision of the outstanding shares of WorldGate Communication’s common stock, then the Exercise Price then in effect immediately before that subdivision shall be proportionately decreased and the number of shares of common stock issuable upon any exercise of such warrant shall be proportionally increased, and conversely, if WorldGate Communication’s combines the outstanding shares of WorldGate Communication’s common stock into a smaller number of shares, the Exercise Price then in effect immediately before the combination shall be proportionately increased and the number of shares of common stock issuable upon any exercise of such warrant shall be proportionally decreased.

(f)            Adjustment for Certain Dividends and Distributions.  If WorldGate Communications. shall at any time prior to the issuance of a warrant pursuant to this Section 4.10 make or fix a record date for the determination of holders of common stock entitled to receive, a dividend or other distribution payable in additional shares of common stock, then and in each such event and effective with the actual issuance of the dividend or other distribution, the Exercise Price then in effect shall be decreased by multiplying the Exercise Price then in effect by a fraction (1) the numerator of which is the total number of common stock issued and outstanding immediately prior to the time of such issuance, and (2) the denominator of which shall be the total number of common stock issued and outstanding immediately prior to the time of such issuance plus the number of shares of common stock issuable in payment of such dividend or distribution; and the number of shares of common stock issuable upon exercise of a warrant issued pursuant to this Section 4.10 at such time shall be increased as of the time of such issuance by multiplying the number of shares issuable upon any exercise of a warrant issued pursuant to this Section 4.10 by a fraction (1) the numerator of which shall be the total number of shares of common stock issued and outstanding immediately prior to the time of such issuance plus the number of shares of common stock issuable in payment of such dividend or distribution, and (2) the denominator of which shall be the total number of shares of common stock issued and outstanding immediately prior to the time of such issuance.

(g)           Reorganizations, Mergers, Consolidations or Transfers of Assets.  If at any time or from time to time there is a capital reorganization of the Common Stock or other securities that will be issuable upon exercise of a warrant that is issuable pursuant to this Section 4.10, or a merger, consolidation or binding share exchange of WorldGate Communications with or into another entity, or the transfer of all or substantially all of WorldGate Communication’s properties and assets to any other entity, then, as a part of such capital reorganization, merger, consolidation, exchange or transfer, provision shall be made so that Motorola shall thereafter be entitled to receive upon exercise of a warrant issuable pursuant to this Section 4.10 the number of shares of stock or other securities, cash or property to which a holder of the number of shares of common stock or other securities otherwise deliverable upon exercise of a warrant issuable pursuant to this Section 4.10 would have been entitled on such capital reorganization, merger, consolidation, exchange or transfer in respect of such Common Shares or other securities.  In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4.10 to the end that the provisions of this Section 4.10 (including adjustment of the then in effect Exercise Price and the number of shares purchasable upon exercise of a warrant issuable pursuant to this Section 4.10) shall be applicable after that event and be as nearly equivalent as may be practicable.  Upon the consummation of such capital reorganization, merger, consolidation, exchange or transfer, the successor (if other than WorldGate) resulting from such transaction or the entity acquiring such assets or other appropriate entity shall assume, by written instrument, the obligation to deliver to Motorola the warrants contemplated by this Section 4.10 and such securities, cash or other property as, in accordance with the foregoing provisions, Motorola may be entitled to purchase pursuant to a warrant issued in accordance with this Section 4.10.

                (e)           No Impairment.  WorldGate Communications will not, by amendment of its Certificate of Incorporation, or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by WorldGate Communications under this Section 4.10, but will at all times in good faith assist in the carrying out of all obligations under this Section 4.10 and in the taking of all such actions as may be necessary or appropriate in order to protect the rights granted to Motorola under this Section 4.10.

ARTICLE 5. MANUFACTURING OF PRODUCT

5.1          Specifications.

All Product will be manufactured in accordance with the Specifications attached as Exhibit D, as the same may be amended from time to time pursuant to this Agreement. WorldGate shall make no change to the Product, or to any materials or component parts contained therein that, materially and detrimentally (a) affects integration, compatibility, or interoperability of the Product with Product previously delivered under this Agreement or with Motorola’s equipment, components, or network architecture with which the prior Product is compatible, (b) changes the form, fit, function, design, or appearance of the Product, (c) affects the reliability of the Product, (d) affects the maintainability of the Product, or (e) affects regulatory homologation, or standards body certificates, qualifications or approvals, in each case without Motorola’s prior express written consent, which consent shall not be unreasonably denied, withheld or conditioned. In the event of a change prohibited by this Section and to which Motorola has not consented, WorldGate shall be liable for the repair and/or rework of all Product affected including, without limitation, any affected Product in transit, Product in Motorola’s finished goods inventory, and Product located at a reseller or end user location.  Motorola shall cooperate with WorldGate in the event it has knowledge of any events or circumstances likely to trigger any repair or rework of the Product hereunder to promptly advise WorldGate of such events and circumstances, and to take such actions as are commercially reasonable to mitigate the costs involved.

5.2          Completion of Product Development; Initial Qualification.

WorldGate shall complete development of the Product according to the timetable and milestones described in Exhibit C.  In addition, prior to the Commercial Availability of any of the Product, the Product and the components thereof shall be qualified in accordance with the qualification plan set forth in Exhibit C.

5.3        Product Changes.

In the event that Motorola finds or becomes aware of a situation which in its opinion necessitates or would benefit from an engineering change in any of the Product, Motorola may suggest such proposed engineering change to WorldGate, and WorldGate and Motorola agree to work with each other in good faith to determine whether such change will be made and, if so, will work with each other on the implementation of such change and the payment of any associated costs and expenses.  WorldGate agrees to make a commercially reasonable effort to accommodate such changes. WorldGate and Motorola agree to work together in good faith to upgrade or alter the Product to changing market requirements.

5.4          Manufacturing Location.

WorldGate and Motorola acknowledge that manufacturing, final assembly and testing of the Product shall initially be made by WorldGate’s subcontracted manufacturer, CONFIDENTIAL TREATMENT REQUESTED, at its manufacturing facility located in CONFIDENTIAL TREATMENT REQUESTED (“Manufacturing Facility”). Manufacturing, final assembly and testing of the Product shall not be at any other location or by any Person without Motorola’s express written consent after such review of the proposed new manufacturing subcontractor and/or facility as Motorola concludes is necessary (which consent shall not be unreasonably withheld, conditioned or delayed.) WorldGate represents and warrants that the Manufacturing Facility is, and any new manufacturing facility used for the manufacturing, final assembly or testing of the Product will be TL9000 certified on the date of this Agreement or, in any event, not later than CONFIDENTIAL TREATMENT REQUESTED months of the date of this Agreement, or the approval of any such new Manufacturing Facility by Motorola. WorldGate shall provide a copy of such certification to Motorola upon request.

5.5          Finished Goods Inventory.  Once Motorola’s Orders for Products in commercial quantities have exceeded the Threshold Amount as defined herein, WorldGate shall maintain, at its expense, a finished goods inventory at the Manufacturing Facility, or such other locations as may reasonably be agreeable to Motorola and WorldGate (the “Finished Goods Inventory Locations”), available for immediate sale to Motorola in the event Motorola needs to purchase any Product with a delivery date that is less than the Lead Time for such Product or if WorldGate fails to deliver Product in the time frame required under any Purchase Order (the “Finished Goods Inventory”). Motorola shall have the right, upon at least seventy-two (72) hours prior notice, to inspect the Finished Goods Inventory at Finished Goods Inventory Locations during normal business hours. The Finished Goods Inventory shall be comprised of the rolling average CONFIDENTIAL TREATMENT REQUESTED requirement of Motorola for the Product based on the average three week requirement over the past two months of actual purchases hereunder and the next CONFIDENTIAL TREATMENT REQUESTED of deliveries forecasted on Motorola’s Forecasts. The type and quantity of Product comprising the Finished Goods Inventory may be changed from time to time upon mutual agreement of the Parties. In the event Product is drawn from the Finished Goods Inventory, WorldGate shall replenish the inventory of the Product, as quickly as possible, but in any event not greater than CONFIDENTIAL TREATMENT REQUESTED days after the date of withdrawal of the Product. WorldGate agrees to rotate the Finished Goods Inventory and to cycle the Finished Goods

Inventory on a first-in, first-out basis.  Upon any termination of this Agreement by Motorola, Motorola shall be responsible for the purchase price of such inventory to the extent it cannot reasonably be sold by WorldGate.

5.6          Forecast.

Commencing within thirty (30) days after the initial qualification of each Product pursuant to this Agreement and on a monthly basis thereafter, Motorola shall provide WorldGate with rolling six-month forecast of the quantity and mix of Motorola’s anticipated required deliveries of the Product, broken down on a monthly basis and specifying Product model numbers (“Motorola’s Forecast”). Motorola’s Forecast shall be provided for informational purposes only and shall not be binding upon Motorola. Such forecast shall not be deemed an Order hereunder and shall be subject to reasonable change or cancellation Since obligations with respect to  lead times, product pricing, and other factors relating to the supply of Products to Motorola hereunder are based on Orders and not Motorola’s Forecast WorldGate shall not delay procurement of materials and components required to fulfill an accepted order from Motorola due to variations in Motorola’s Forecast. The Parties recognize that after Commercial Availability is achieved it may be several months before WorldGate will be able to ramp-up to manufacture and supply Product in quantities that substantially exceed CONFIDENTIAL TREATMENT REQUESTED units per month.  As a result, the Parties agree that during the first four (4) months after Commercial Availability (the “Ramp-Up Period”), WorldGate shall not be liable for its failure to deliver any units of Product ordered by Motorola in excess of the amounts stated below, provided that WorldGate shall use all commercially reasonable efforts to accept and fill purchase orders for shipment of Products to Motorola in excess of such amounts:

1st Month of Commercial Availability-	CONFIDENTIAL TREATMENT REQUESTED units
2nd month of Commercial Availability -	CONFIDENTIAL TREATMENT REQUESTED units
3rd month of Commercial Availability -	CONFIDENTIAL TREATMENT REQUESTED units
4th month of Commercial Availability -	CONFIDENTIAL TREATMENT REQUESTED units
5th month of Commercial Availability and thereafter -
no limit

Nothing in this paragraph shall be construed to relieve WorldGate of any liability to deliver a minimum of CONFIDENTIAL TREATMENT REQUESTED units of Product per month during the Ramp-Up Period.

5.7          Assistance with Approvals Beyond Those in the Product Specifications.

WorldGate and Motorola will reasonably cooperate and assist each other in connection with Motorola obtaining all necessary approvals or authorizations required for Motorola to sell the Product throughout the world.  Not withstanding the foregoing, WorldGate shall be solely responsible, at its cost, for all approvals and authorizations set forth in the Specifications.

5.8          Business Reviews.

WorldGate and Motorola shall consult no less than once each calendar quarter to review the business associated with the Products, including without limitation, WorldGate’s quality, cost reduction, and delivery performance under this Agreement, Motorola’s forecasts, marketing plans, sales initiatives, current customers, sell-through, and any customer complaints received by Motorola.  WorldGate will provide Motorola with the then current rolled up cost for the Bill of Materials a reasonable time in advance of such meeting.

5.9          Continuing Availability of Maintenance, Parts and Product.

WorldGate agrees to offer for sale to Motorola, for a period of CONFIDENTIAL TREATMENT REQUESTED years after the earlier of, the expiration of this Agreement, or the last shipment of the particular Product in commercially reasonable quantities under this Agreement, functionally equivalent maintenance, replacement and repair parts for such Product sold under this Agreement, and shall agree to provide repair and service support in connection with non-warranty claims for such Products at Motorola’s request and expense. In the event that WorldGate is unable to supply such parts, obtain another source of supply which is reasonably acceptable to Motorola, and/or provide a source for repair and service support as aforesaid, then such inability will be considered a breach of this Agreement and WorldGate agrees, without obligation or charge to Motorola and without prejudice to any other remedies available to Motorola, to provide Motorola (to the extent not provided to Motorola under any other provision of this Agreement) with technical information or any other rights reasonably required so that Motorola may obtain such parts from another source and/or provide such repair and service support.  To the extent applicable, such technical information will include, without limitation, (a) manufacturing drawings and specifications or raw materials and components comprising such parts, (b) any special tooling, along with a detailed description of the operation thereof, (c) a detailed list of all commercially available parts and components purchased by WorldGate on the open market in connection with the Product, disclosing the part number, name and location of the WorldGate thereof and the price, and (d) one complete copy of the then current source code used in the preparation of any Software acquired by Motorola by license or otherwise from WorldGate hereunder, and (e) any and all diagnostic materials and tools necessary to effect service and repair of the Product. In no event shall any of information or materials provided to Motorola pursuant to this Section be used for any other purpose than to provide the support in this Section.  Notwithstanding the above all such information and materials as are provided hereunder by WorldGate shall remain the proprietary and confidential property of WorldGate, the use and disclosure of which shall at all times be subject to the Non-Disclosure Agreement between the Parties.

5.10        Disaster Recovery Plan.

WorldGate shall provide Motorola a detailed written disaster recovery plan for each production site at least CONFIDENTIAL TREATMENT REQUESTED days prior to the start of commercial production of the applicable Product, and shall also provide annual written updates evidencing that such plan is in effect.  In addition, WorldGate shall provide quarterly updates on the completion of appropriate testing of the disaster recovery plan for each site where Product are manufactured.

5.11        Documentation.

Within CONFIDENTIAL TREATMENT REQUESTED days after achieving Commercial Availability hereunder, WorldGate shall deliver to Motorola all information and documentation listed in Exhibit E hereto, which includes all instructions and other documentation reasonably necessary for Motorola to use and respond to customer issues concerning the Product as contemplated in this Agreement (hereinafter, “Documentation”). During the term of this Agreement and for a period thereafter equal to the shorter of (i) CONFIDENTIAL TREATMENT REQUESTED years or (ii) such period during which Motorola is required to provide warranty support for the Products, WorldGate shall provide to Motorola, as and when available for distribution to Motorola’s customers, all applicable updates and revisions to such Documentation. Motorola is permitted to copy, modify and distribute such Documentation for the internal use by Motorola and Motorola’s customers solely in conjunction with and as reasonably required for their distribution and use of the Product hereunder.

5.12        Trademark License.

Except as provided below, any and all Product purchased under this Agreement for resale distribution, and all installation, service, support, and operating manuals provided in conjunction with the Product, shall be co-branded with the tradename “Motorola,” and the “OJO” trademark, provided however that the parties will reasonably cooperate to provide non-Motorola and non-OJO branding to any material customer in the event there is a written requirement from such customer(s) for a different branding scheme.  This branding scheme is subject to all required Motorola corporate approvals, as well as subject to WorldGate’s corporate approvals to the extent that the OJO trademark remains in any such branding scheme, with such approvals not being unreasonably withheld, delayed or conditioned. Motorola hereby represents that it is its intent to co-brand the Product as aforesaid and that to the best of its knowledge and belief such co-branding is not prohibited by its corporate policies or procedures. Motorola shall have the right to modify its trademark appearance and specifications upon reasonable advance notice and its agreement to reimburse WorldGate for its additional reasonable out-of-pocket costs, if any, in making such modification.  Any Product or portion thereof bearing the Motorola and/or other requested Motorola or customer trademark or logo which is not purchased by Motorola under this Agreement shall not be sold by WorldGate to any other person unless such sale is otherwise permitted under this Agreement and only if such trademark and/or logo are fully deleted, obliterated or masked from such Product or portion thereof.  If the trade marks or logos cannot be fully deleted, obliterated, or masked from any portion of the Product or if such sale by WorldGate is not permitted, such Product units shall, at Motorola’s election, be destroyed by WorldGate and WorldGate shall be promptly paid for such costs and well as the purchase price for the Products hereunder.

For purposes of this paragraph, WorldGate hereby grants to Motorola a non-exclusive, worldwide, royalty free right and license to use the “OJO” trademark solely in connection with marketing and selling the Product purchased from WorldGate hereunder, and only as reasonably required for, their authorized sale, advertisement and promotion of the Products in accordance with this Agreement, the Ojo trademark, insignia and logo (the “Proprietary Marks”), provided that Motorola’s use of Proprietary Marks shall be in accordance with WorldGate’s policies and directions and shall always clearly indicate that the same is the property of WorldGate.  Motorola acknowledges that WorldGate may at any time object to a specific use or application of any of the Proprietary Marks, in which event Motorola will cease such use or application thereof of the Proprietary Mark immediately.  Motorola shall not obliterate, deface or remove any name, Proprietary Mark or serial number on the Products or packaging thereof.  Motorola will reasonably cooperate with WorldGate in implementing appropriate procedures and practices to protect the good will associated with the Ojo mark, and all such good will shall inure to the benefit of WorldGate.  Motorola hereby acknowledges the validity of WorldGate’s Proprietary Marks and WorldGate’s exclusive right, title and interest in and to the Proprietary Marks.  Motorola shall not, during the term of this Agreement, or thereafter, do or permit to be done any act or thing which challenges, prejudices, infringes or impairs the rights of WorldGate with respect to the Proprietary Marks.

5.13        Promotions

Motorola and WorldGate will mutually support WorldGate’s fundraising activities through joint promotional activities relating to the Product, including a mutually acceptable press release regarding the Motorola and WorldGate relationship, potential product launch announcement at the 2004 Consumer Electronics Show, and investor visits and presentations.  All promotional activities shall be subject to the mutual agreement of the Parties.

ARTICLE 6.  PROPRIETARY RIGHTS AND LICENSES

6.1          Motorola’s Proprietary Rights.

WorldGate hereby confirms and agrees that Motorola has and shall retain the sole right, title and interest in and to all of Motorola’s Intellectual Property existing on the Effective Date and Motorola’s Intellectual Property developed during the Term of this Agreement (collectively, “Motorola’s Technology”). All of Motorola’s Technology shall be deemed Confidential Information for purposes of the protections afforded by Article 16 hereof and shall not be used by WorldGate for any purpose other than to manufacture and sell the Product to Motorola.

6.2          WorldGate’s Proprietary Rights.

Motorola hereby confirms and agrees that WorldGate has and shall retain the sole right, title and interest in and to all of WorldGate’s Intellectual Property existing on the Effective Date and WorldGate’s Intellectual Property developed during the Term of this Agreement (“WorldGate’s Technology”). All of WorldGate’s Technology shall be deemed Confidential Information for purposes of the protections afforded by Article 16 hereof and shall not be used by Motorola for any purposes other than to use market and distribute the Product hereunder.

6.3          License.

WorldGate hereby grants to Motorola a fully paid, non-exclusive, non-transferable, worldwide, royalty free right and license under WorldGate’s Technology solely as necessary for Motorola to market and sell the Product throughout the world pursuant to the terms of this Agreement, without any further cost to Motorola other than the payment to WorldGate of the purchase price of the Product described herein.  Nothing contained in this Agreement shall, however, give Motorola any other right or interest in WorldGate Technology except as herein expressly provided, and Motorola specifically disclaims any such other right and interest, including, by way of example and not limitation, any right to sublicense or otherwise grant to any party any right to modify the Software to facilitate or control the Product’s access by and operation with other products and services, including without limitation video phone services and VoIP services.  Motorola agrees that its use of the WorldGate Technology shall inure to the benefit of WorldGate and its affiliated companies.

                (a)           Ownership Rights:  It is expressly understood and agreed that the Products include WorldGate Technology and Third Party Materials for which title to and all proprietary rights in are reserved to WorldGate and its suppliers.  Any reference to sale or purchase not withstanding, no title to or ownership of the WorldGate Technology or any derivative thereof is conveyed or otherwise transferred to Motorola or any customer of Motorola, direct or indirect.  Motorola acknowledges that the portions of the WorldGate Technology, such as the Software by way of example and not limitation, constitute confidential and proprietary information and trade secrets of WorldGate and its suppliers, whether or not, any portion thereof may be copyrighted or copyrightable and/or patented or patentable.

(b)           Restriction on Transfer:  Motorola shall not sell, assign otherwise transfer the WorldGate Technology and Third Party Materials, or any portion thereof to any third party, except that Motorola’s customers and the end-users of the WorldGate Technology and Third Party Materials may be granted the right to use such portions thereof solely in conjunction with, and as reasonably required for the normal use of the Products purchased hereunder from WorldGate.

                (c)           Restriction on Use, Disassembly and Reverse Engineering:  Motorola may use the WorldGate Technology only as part of the operation of the Product, whether as an end-user or to demonstrate and otherwise market and sell the Product to customers for their use as resellers and end-users, and shall not otherwise use nor offer or supply the use of the WorldGate Technology to others under any circumstance.  Motorola shall not, either directly or through any third party, de-compile, disassemble or otherwise reverse engineer the WorldGate Technology.

(d)           Restriction on Copying and Alteration:  Motorola shall make no copies or, alterations to, or other derivatives of the WorldGate Technology, or any part thereof, or remove any proprietary and/or copyright legends or restrictions which are in the Products, Documentation or materials supplied to Motorola.

                (e)           Motorola shall include in its sales contracts provisions that require its customers comply with the foregoing restrictions on transfer, use, disassembly, reverse engineering, copying and alteration and shall also provide in such contracts (or in its documentation to the extent there are no sales contracts) that WorldGate is a third party beneficiary of such restrictions.

                (f)            Term, Termination and Remedies:  Upon termination or expiration of this Development and Distribution Agreement, to the extent that a Limited License is not in effect and subject to all other rights and licenses that otherwise continue  pursuant to the terms of this Agreement, all rights to use the WorldGate Technology shall terminate and Motorola shall immediately cease all use of the WorldGate Technology and return all copies thereof, in whole or in part, remaining in their possession or control, to WorldGate (or upon WorldGate’s written request destroy the same,) and furnish WorldGate a written statement certifying that the original and all such copies of the WorldGate Technology and any related material received from WorldGate or made in connection with such this Agreement have been returned to WorldGate or destroyed pursuant to WorldGate’s written request.  WorldGate reserves all rights and remedies, whether provided by contract, at law, self-help, in equity and/or otherwise, to enforce it rights under this Agreement.  Motorola acknowledges and agrees that any breach or threatened breach of this Agreement shall cause WorldGate irreparable injury for which there may be no adequate remedy at law, and that in addition to any other remedies available,

WorldGate shall be entitled to obtain injunctive relief as well as actual damages.  The foregoing shall not affect any licenses of Products duly distributed by Motorola prior to the date of expiration or termination of this Agreement.

6.4          Third Party Materials.

To the extent that WorldGate uses Third Party Materials in connection with the Product, WorldGate shall be responsible for obtaining all rights necessary in order for WorldGate and Motorola to distribute the Products hereunder and to enable Motorola to fully exercise all of its rights contained in this Agreement without any further cost to Motorola other than the payment to WorldGate of the purchase price for the Product described herein.

6.5          Force Majeure or Default by WorldGate.

(a)                        Upon the occurrence of a Force Majeure Event, or a material breach of this Agreement by WorldGate, resulting in either (i) WorldGate not supplying Product to Motorola under this Agreement for a period of CONFIDENTIAL TREATMENT REQUESTED or more, or (ii) WorldGate supplying Product to Motorola over a CONFIDENTIAL TREATMENT REQUESTED in a quantity less than CONFIDENTIAL TREATMENT REQUESTED of Motorola’s scheduled deliveries of Product for such twelve (12) week period as set forth on accepted Orders, the periods of CONFIDENTIAL TREATMENT REQUESTED shall be extended as follows:

                             A.  For non-performance under Section 6.5(a)(i), for such period of time that WorldGate is not able to supply any Product to Motorola under this Agreement, but in any event not less than six (6) weeks, and

                             B.    For non-performance described in Section 6.5(a)(ii), for such period of time that WorldGate is not able to supply at least CONFIDENTIAL TREATMENT REQUESTED of Motorola’s scheduled deliveries of Product, but in any event not less than CONFIDENTIAL TREATMENT REQUESTED.

In addition, Motorola may cancel its Order for any such undelivered Product (as permitted under this Agreement) and, except to the extent the cancellation is due to a Force Majeure event, source substitute product from another vendor while maintaining CONFIDENTIAL TREATMENT REQUESTED.  Once WorldGate has fully cured, Motorola will use all commercially reasonable efforts to timely transition from such second source back to WorldGate; subject to (i) Motorola not being required to cancel any open orders with such second source, and (ii) any new orders by Motorola after WorldGate cures such default shall be placed with WorldGate.

(b)                        In the event of (i) an uncured material breach by WorldGate of this Agreement in connection with its obligations to support the Product provided in Article 11, or (ii) a Force Majeure event that prevents WorldGate from providing such support (each of the foregoing, a “Limited License Event”), WorldGate hereby grants to Motorola a nontransferable, non-exclusive royalty free, worldwide right and license (the “Limited License”), with the right to sub-license to its contractors, under WorldGate’s Technology and Third Party Materials as are sub-licensable to Motorola, to use all such technology and materials as necessary to provide such support.  The Limited License shall continue until such time that WorldGate fully cures its breach of the obligation to provide support under Article 11 of this Agreement.

 (c)          Promptly following any Limited License Event, WorldGate shall provide to Motorola all of WorldGate’s Technology (including, without limitation, Third Party Materials) necessary for Motorola to exercise its rights under Section 6.5(b) or Motorola shall otherwise have the right to obtain the release of the relevant WorldGate Technology and the Third Party Materials from the escrow agent under the Technology Escrow Agreement described in Section 6.6. for use solely for such purpose.

(d)           Motorola shall not use the Limited License or any of its rights thereunder or information learned in connection therewith to make or have made or sell any Product, component or subassembly of the Product. No other rights or licenses are granted by WorldGate to Motorola relating to WorldGate’s Technology or any other proprietary rights of WorldGate, except as specifically stated in this Agreement.  It is expressly agreed and acknowledged such information and materials as are provided hereunder by WorldGate shall remain the proprietary and confidential property of WorldGate, the use and disclosure of which shall at all times be subject to the Non-Disclosure Agreement between the Parties, subject to the License granted herein. Motorola shall make no copies of, alterations to, or other derivatives of WorldGate’s Technology, or any part thereof, or remove any proprietary and/or copyright legends or restrictions which are in the Product, Software, Documentation or materials supplied to Motorola, except as necessary to exercise the rights specifically granted under this Agreement.

 If Motorola fails to comply with the terms of the Limited License, in addition to all other rights WorldGate may have at law or in contract, WorldGate shall be entitled to equitable relief, including without limitation, a temporary restraining order and/or an injunction, without the requirement of posting any bond.  Motorola hereby waives any right it may have to oppose WorldGate’s request for such equitable relief.

6.6        Technology Escrow.

WorldGate shall place into escrow with an independent third party escrow agent, DSI Technology Escrow Services Inc. (“DSI”), copies of all of WorldGate’s Technology and Third Party Materials necessary to provide the support required under Article 11 of this Agreement, including all enhancements and modifications thereto, together with all appropriate supporting materials, pursuant to a separate escrow agreement substantially in the form attached hereto as Exhibit G (the “Technology Escrow Agreement”).  Motorola shall be permitted to access the escrowed materials only upon the occurrence of one of the events listed in Section 6.5(b).  The fees and expenses of the escrow agent shall be paid by WorldGate.  All materials placed in escrow shall be updated by WorldGate as substantial enhancements and modifications are made to the released Product.

6.7          Product Documentation.

(a)           For the purposes of this Article, the term Documentation is restricted to product documentation that is traditionally developed to describe product installation, operation, and maintenance and does not include training materials or proprietary information. WorldGate shall provide Motorola with all documentation (in English)  necessary to install, diagnose, repair, and maintain the Product. Documentation shall be in an electronic format suitable for reproduction, and shall be updated by new documentation from time-to-time and will be made available to Motorola in electronic format in a timely manner. Documentation currently available at the time of this Agreement shall be provided to Motorola within a reasonable period following the signing of this Agreement. New documentation as completed shall be provided to Motorola within fourteen (14) days following its availability in final release form.

(b)           Motorola shall have the right to translate, copy, internally use, have copied, and distribute to customers and/or resellers the documentation provided by WorldGate for the purpose of providing manuals, sales, training, or support materials, or the like concerning the Product  solely as reasonably required for resale and use of the Products hereunder. WorldGate grants permission to Motorola to integrate any of WorldGate’s documentation into Motorola’s own manuals. Motorola shall use the following legend (or substantially the same legend) in order to safeguard WorldGate’s copyrights:

© COPYRIGHT WorldGate Services, Inc.. All Rights Reserved, 200_.

6.8          Software License

WorldGate grants to Motorola a non-exclusive, perpetual, royalty-free worldwide right and license to market and distribute the Software with the right to sublicense the right to use the Software to end users, and to sublicense to resellers and service providers the right to use the Software, and to authorize resellers and service providers the right to sublicense the Software to end users, in all such instances solely for use with the Product and as required for operation of the Product as has been distributed by Motorola hereunder.

ARTICLE 7.  DELIVERY/ CANCELLATION MODIFICATION OF ORDER

7.1          Time is of the Essence.

Time is of the essence with respect to all Orders and Modifications placed under this Agreement.

7.2          Lead Times.

The requested delivery date for Product subject to any Order or its Modification must be not sooner than the Lead Time for the Product, unless otherwise agreed to by WorldGate. WorldGate shall use commercially reasonable efforts to accept and fulfill Orders or Modifications with a delivery date requested by Motorola that is sooner than the Lead Time for such Product. WorldGate shall use commercially reasonable efforts to reduce the Lead Time for the Product.

7.3          Cancellation Changes to Orders/Late Delivery Charges.

(a)           During the period that is greater than the Lead Time prior to the scheduled delivery date of the Product subject to an Order or its Modification, Motorola may, at no charge, (except for Approved Special Inventory described in Section 7.3(e), below), cancel, delay, defer or reschedule the Order or its Modification or modify the quantity or mix of Products subject to the Order or its Modification, except that Motorola may not cancel any portions of Orders (even as modified) as follows:

(i) CONFIDENTIAL TREATMENT REQUESTED% of the Products scheduled for delivery within the next CONFIDENTIAL TREATMENT REQUESTED days,

(ii) CONFIDENTIAL TREATMENT REQUESTED% of the Products scheduled for delivery within the next CONFIDENTIAL TREATMENT REQUESTED to CONFIDENTIAL TREATMENT REQUESTED  days, and

(iii) CONFIDENTIAL TREATMENT REQUESTED% of the Products scheduled for delivery within the next CONFIDENTIAL TREATMENT REQUESTED to CONFIDENTIAL TREATMENT REQUESTED days.

Motorola’s sole and exclusive liability for cancellation of portions of Orders other than as permitted above shall be limited to the following:

(i)  for all finished goods Products the cancellation charge shall be the current Product price (including all incurred transit charges), provided that the quantity of such Products shall not exceed the  amount of Products originally listed in the Order;

                (ii) for all Products in a work-in-process state at the time of cancellation, the cancellation charge shall be the incurred manufacturing cost (including direct materials cost, overhead and labor), plus CONFIDENTIAL TREATMENT REQUESTED.

Notwithstanding the foregoing, Motorola shall not have the ability to delay or reschedule an order that becomes non-cancelable under the above provisions by more than CONFIDENTIAL TREATMENT REQUESTED.  In addition, Motorola’s sole and exclusive obligation with respect to any cancellation permitted without liability under this Section (except for Approved Special Inventory) shall be limited to the obligation to purchase from WorldGate all Approved Special Inventory related to such cancellation.  WorldGate shall use all commercially reasonable efforts to mitigate the costs described above, including efforts to re-sell materials, return materials to its suppliers or otherwise use materials in other products, and all cancellation charges shall be net of any such mitigation cost savings.

(c)           Notwithstanding anything contained in this Agreement, Motorola shall have the right, without liability to Motorola, to cancel, delay or defer all or any part of an Order (or its Modification) that is not delivered within CONFIDENTIAL TREATMENT REQUESTED Business Days following the later of its original or modified scheduled delivery date; provided, however that Motorola shall not have any right to cancel, delay or defer all or any part of such late Order if WorldGate’s failure to timely deliver is caused in whole or in part by an event of Force Majeure, or by the actions or omissions of Motorola or its agents.

                (d)           With respect to any Product of an Order that is accepted by Motorola even though it is not delivered within CONFIDENTIAL TREATMENT REQUESTED Business Days following its scheduled delivery date for reasons other than an event of Force Majeure or by the actions or omissions of Motorola, or  its agents, Motorola shall have the right to require WorldGate to pay to Motorola an amount as follows:

(i) either (x) CONFIDENTIAL TREATMENT REQUESTED of the purchase price for such Product in the case of any Product delivered within CONFIDENTIAL TREATMENT REQUESTED Business Days after the required delivery date, or (y) CONFIDENTIAL TREATMENT REQUESTED of the purchase price for such Product in the case of any Product delivered more than CONFIDENTIAL TREATMENT REQUESTED Business Days but less than CONFIDENTIAL TREATMENT REQUESTED days after the required delivery date, or (z) CONFIDENTIAL TREATMENT REQUESTED of the purchase price of such Product in the case of any Product delivered CONFIDENTIAL TREATMENT REQUESTED Business Days or more after the required delivery date.

(ii) such additional amount (if any) which, when added to the amount set forth in subsection (i) above, shall compensate Motorola for any amounts Motorola is obligated to pay to its customers resulting from the late delivery of the Product.

The payments described in this Section shall be in lieu of any other remedies or damages available to Motorola under this Agreement or otherwise.  In addition, in the event that WorldGate is not able to meet a delivery date for conforming Products which is within the time period requested (provided that such time period is within the Lead Time and further provided that such delay has not been caused an act of Force Majeure or by Motorola), Motorola may instruct WorldGate with regard to Motorola’s preferred method of shipment, the additional cost above the cost of normal shipment shall be borne entirely by WorldGate.

(e)           Motorola may authorize WorldGate to purchase pursuant to Motorola’s forecasts, in amounts beyond the amount necessary to fill accepted Orders, the components, materials, and supplies with lead times greater than CONFIDENTIAL TREATMENT REQUESTED days at the time the Order is placed (“Long Lead Time Components”).  WorldGate shall notify Motorola of its intent to purchase Long Lead Time Components at least CONFIDENTIAL TREATMENT REQUESTED days prior to such purchase.  Such notice shall contain a detailed identification of the Long Lead Time Components to be purchased, the proposed purchase price, the vendor supplying the Long Lead Time Components, and a reference to WorldGate’s obligations under this Section.  During the CONFIDENTIAL TREATMENT REQUESTED day period, Motorola shall notify WorldGate whether or not the purchase of such Long Lead Time Components is authorized.  In the event Motorola notifies WorldGate that WorldGate is authorized to purchase such Long Lead Time Components, the purchase of the Long Lead Time Components shall be considered to be a purchase approved by Motorola (“Approved Special Inventory”).  In the event Motorola does not so notify WorldGate, WorldGate shall consider the purchase of the Long Lead Time Components not to be authorized by Motorola and the purchase of any such Long Lead Time Components shall not be considered a purchase approved by Motorola (“Unapproved Special Inventory”).  Motorola will be responsible for the purchase of Approved Special Inventory in accordance with Section 7.3(a) (above).  WorldGate shall be responsible for any Unapproved Special Inventory, provided that WorldGate shall not be liable hereunder for any delays to the extent attributable to Motorola’s failure to approve any purchase of Long Lead Time Components.

7.4          Motorola’s Rejection of Goods Upon Early Delivery.

Motorola reserves the right to reject Product delivered more than CONFIDENTIAL TREATMENT REQUESTED Business Days in advance of the scheduled delivery date. If Motorola retains such Product, it will hold WorldGate’s invoice until the date it would ordinarily be due if delivery had been made in accordance with the scheduled delivery date.

7.5          No Waiver.

A waiver by either Party of any of the terms or conditions of this Agreement shall not, in any instance, be deemed or construed to be a waiver of such terms or conditions for the future or of any subsequent breach thereof. Neither Motorola’s acceptance of partial shipments nor provision for delivery of Product in installments shall relieve WorldGate of its obligations under this Agreement.

7.6          Delivery Report.

On or before the last Business Day of each week during the term of this Agreement, WorldGate shall provide Motorola with a report of all Product delivered to Motorola during the preceding week.

7.7          No Partial Shipments

WorldGate shall not make partial shipments of Product covered by an Order without the prior written consent of Motorola, which consent shall not be unreasonably delayed, withheld or conditioned, except that WorldGate may make partial shipments to mitigate late delivery penalties.  In the event such consent is unreasonably delayed, withheld or conditioned, WorldGate shall not be deemed liable hereunder for any delays in delivery of the Product for which it could have made a partial shipment.

ARTICLE 8.  PRODUCT QUALITY AND TESTING; ACCEPTANCE

8.1          Quality Assurance Program.

Subject to Motorola’s review and approval (which review and approval shall not be unreasonably withheld, denied or conditioned), WorldGate shall establish and maintain quality assurance procedures to produce Product with performance and reliability characteristics meeting or exceeding those required in this Agreement. WorldGate’s procedures shall include, but shall not be limited to:

(a)                                  Factory quality control test procedures and inspection methods, including random factory testing, aimed at minimizing Defects;

(b)                                 Procedures for qualifying WorldGate’s vendors and/or subcontractors;

(c)                                  Configuration control aimed at providing continuity in form, fit and function of the Product, and traceability relative to changes in design, materials and manufacturing processes;

(d)                                 Engineering Change Order control systems, with all ECOs for each model of Product subsequent to the first production of such Product to be provided to Motorola with reasonably sufficient information to describe the nature of the change;

(e)                                  Electrostatic discharge protection plan;

(f)                                    A method for collecting and documenting Defect data and action taken to improve manufacturing and test yields;

(g)                                 Product traceability by WorldGate to specific manufactured lot;

(h)                                 An undertaking to analyze and use the results of the data collected in subsection (f) above in the ongoing quality assurance program for the manufacture of the Product;

(i)                                     Methods for bench testing Product returned for repair or replacement and classification into Defect categories;

(j)                                     A procedure for conveying information relating to Defects of any Product or component thereof as discovered by WorldGate or communicated from component vendors after Product delivery, including assistance with any identification and recall as may be required or otherwise mutually agreed upon by Motorola and WorldGate;

(k)                                  A closed loop process to identify the root cause of Defects and corrective action of WorldGate. WorldGate shall provide Motorola with written reports on such Defects as reasonably requested by Motorola. Initial corrective action report (CAR) responses shall be provided within CONFIDENTIAL TREATMENT REQUESTED Business Days after WorldGate’s receipt of a defective Product or a CAR request Initial corrective action report (CAR) responses shall be provided within CONFIDENTIAL TREATMENT REQUESTED Business Days after WorldGate’s receipt of a defective Product or a CAR request; and; and

(l)                                     Control processes for material-related Defects to include, but not be limited to, date code traceability, analysis and disposition of non-conforming material, and corrective action with WorldGate’s vendors.

8.2          Certificate of Compliance; Records.

                (a)           At the request of Motorola, WorldGate shall provide Motorola with a certification in connection with each shipment of Product that the Product conform to all Specifications, as well as the requirements of Section 26.2 of this Agreement.

                (b)           Complete and accurate records relating to all tests performed by WorldGate pursuant to its quality control program shall be maintained by WorldGate at all times during the term of this Agreement and for a period of CONFIDENTIAL TREATMENT REQUESTED years thereafter. Motorola shall have the right to observe all testing and procedures at WorldGate’s Facility and to inspect all such records maintained by WorldGate, each during normal hours and after Motorola gives WorldGate at least CONFIDENTIAL TREATMENT REQUESTED hours notification.  WorldGate is hereby released from any schedules (delivery dates and otherwise) which are affected by any delays associated with directly caused such observations rights and inspections.

8.3          Acceptance of Product.

All commercially available Product shall be subject to inspection and acceptance testing by Motorola, within CONFIDENTIAL TREATMENT REQUESTED days after such Product have been received by Motorola to determine conformity with Motorola’s Order and the Specifications. Motorola may inspect Product at WorldGate’s Facility and/or the Finished Goods Inventory Location, and WorldGate shall provide all reasonable assistance for such inspection; provided that Motorola shall have given WorldGate at least CONFIDENTIAL TREATMENT REQUESTED hours advance notice. Motorola shall, however, be under no duty to inspect Product prior to Motorola’s use or resale of the Product, and neither acceptance, receipt, retention, use, resale, nor payment of or for the same shall be construed to constitute a waiver of any obligations of WorldGate with respect to its warranty relating to such Product under Article 10, provided, however that any failure to inspect hereunder shall not expand or extend such warranty.  WorldGate is hereby released from any delays in scheduled delivery dates which are the result of any Motorola inspections at WorldGate’s facility.

8.4          Right to Reject.

If any Product delivered in accordance with any open Order does not conform to the Specifications, Motorola shall have the right to reject such Product within CONFIDENTIAL TREATMENT REQUESTED days after its receipt thereof. Motorola may reject a lot or group of Product if any Product with Defects are discovered in such lot or group pursuant to the following lot rejection criteria. The inspection sample size of any lot of Products plan shall be based on an acceptable quality level “AQL” of CONFIDENTIAL TREATMENT REQUESTED, in accordance with CONFIDENTIAL TREATMENT REQUESTED. Within such CONFIDENTIAL TREATMENT REQUESTED day period Motorola shall notify WorldGate in writing of its intent to reject the Products hereunder and shall provide to WorldGate within such notice the details of such rejection, including without limitation a detailed description of the inspection and/or tests performed and the Defects identified.  WorldGate shall be entitled to received copies of all reports and communications relating to the rejection. At WorldGate’s own cost and expense, WorldGate may inspect the rejected Product at Motorola’s Facility, and Motorola shall provide all reasonable assistance for such inspection; WorldGate shall, however, be under no duty to inspect Product. In such case where the lot is properly rejected hereunder, the expenses of Motorola in sorting and testing the Product in order to find Product with Defects shall be reimbursed to Motorola by WorldGate, otherwise WorldGate’s reasonable costs in contesting such rejection shall be reimbursed to WorldGate by Motorola. If any Product has been rejected by Motorola pursuant to this Section, such Products shall be returned by Motorola to WorldGate’s designated facility for repair or replacement. WorldGate shall have up to CONFIDENTIAL TREATMENT REQUESTED Business Days to deliver to Motorola conforming Product. If WorldGate fails to deliver conforming Product to Motorola within such CONFIDENTIAL TREATMENT REQUESTED Business Day period, Motorola shall have the right to cancel the Orders for that particular Product or affected lot of Product as a result of WorldGate’s failure to meet the Specifications, or require expedited shipping of the conforming Product at WorldGate’s cost. WorldGate shall bear the risk of loss or damage, and all transportation and shipping costs associated with repair and/or replacement of Product with Defects so rejected and returned by Motorola.  The terms and conditions of this Section 8.4 shall not release World Gate of their obligations to on time delivery as stated in Article 7 of this Agreement.

8.5          Excessive Field Failure Rate

(a)           For purposes of this Section 8.5, the term “Field Failure Rate” means, as of any measurement date, the percentage obtained by dividing (i) the aggregate number of Product identified with Defects from the Effective Date to such measurement date by (ii) the aggregate number of Product shipped by Motorola to its customers from the Effective Date to such measurement date.

(b)           Once the commercial quantity of Product shipped has met or exceeded the Threshold Amount.  WorldGate shall calculate the Field Failure Rate on a monthly basis. In the event that as of any month the Field Failure Rate exceeds CONFIDENTIAL TREATMENT REQUESTED (the “Excess Field Failure Threshold”). WorldGate shall pay to Motorola, as liquidated damages, for each Product with a Defect in the field in excess of the Excess Field Failure Threshold (i) CONFIDENTIAL TREATMENT REQUESTED of the purchase price of such Product, and (ii) the expenses incurred by Motorola in retrieving such Product from the field, replacing or repairing such Product, and returning such Product to the field.

(c)           Within five (5) Business Days after the end of each calendar month thereafter during the term of this Agreement, WorldGate shall provide Motorola with its calculation of the Field Failure Rate as of the end of such calendar month.

(d)           WorldGate shall implement a corrective action plan to address the workmanship and technology issues raised whenever the Field Failure Rate exceeds the Excess Field Failure Threshold. WorldGate shall provide such corrective action plan within ten (10) days after the date of the report reflecting such excess Field Failure Rate.

8.6          ISO 9002; TL9000 Certification

WorldGate represents that any subcontractors to be used by it in the manufacture of the Product shall have received ISO 9002 and/or TL9000 certification or shall make a good faith effort to commence attainment TL9000 certification within the CONFIDENTIAL TREATMENT REQUESTED period following the execution of this Agreement.

8.7          Electronic Data Interchange.

WorldGate agrees, upon the request of Motorola, to set up and implement a plan to use electronic means of receiving purchase orders, acknowledgments, forecasts, purchase order changes, ship notices and other communications under this Agreement.

8.8          Right to Audit.

Motorola shall have the right, upon reasonable advance notice to WorldGate, to audit WorldGate’s records, processes and procedures with respect to the Product supplied to Motorola pursuant to this Agreement, as reasonably deemed necessary by Motorola. Such audit shall be limited to, a review of:

                (a)           compliance with insurance requirements;

                (b)           compliance with any applicable government regulations;

                (c)           compliance with the disaster recovery requirements of this Agreement; and

                (d)           compliance with quality requirements, including any WorldGate quality system documentation, in accordance with TL9000 or other standards, as mutually agreed by the Parties

WorldGate shall have the right, upon reasonable advance notice to Motorola, to audit Motorola’s records, processes and procedures with respect to the information and materials supplied to Motorola and the Products distributed by Motorola pursuant to this Agreement, as reasonably deemed necessary by WorldGate’s to determine Motorola’s:

(a)                                  compliance with confidentiality and licensing restriction;

(b)                                 compliance with any inspection/acceptance procedures; and.

(c)                                  Compliance with Article 2.1(g) hereof.

The audited Party shall reasonably cooperate with the auditing Party’s exercise of such rights. All such audits shall be conducted during normal business hours and with at least 72 hours advance notice, and may be conducted no more than once per annum.  Except as set forth above, nothing contained herein shall be deemed to grant either Party or any third party, by implication, estoppel or otherwise, the right to inspect or examine any of the other Party’s financial statements and balance sheets.

ARTICLE 9.          ADDITIONAL PRODUCT.

Upon the mutual agreement of the Parties, additional products may be added to this Agreement through the execution by the Parties of an amendment to this Agreement, setting forth the new products and such other pertinent terms as the Parties determine, including without limitation, prices, lead times, and availability of parts for such new products, the specifications for such new products, and such other terms as the Parties agree shall be applicable. Upon the execution and delivery of such an amendment, such new products shall be deemed “Product” hereunder and the terms and conditions of this Agreement shall apply to such new Product, unless otherwise set forth in a writing by the Parties.

ARTICLE 10.  WARRANTY AND OUT-OF-WARRANTY REPAIRS

10.1        Warranties.

WorldGate represents and warrants that the Products will comply with Motorola specification CONFIDENTIAL TREATMENT REQUESTED, or any successor thereof, drawings, Motorola instruction books or service manuals, and other documents specifically attached to or referenced in this Agreement.  WorldGate also represents and warrants to Motorola that the Product supplied by WorldGate to Motorola hereunder (i) will be new, (ii) will be free from defects in material and workmanship and design,  (iii) will conform to any and all required Specifications, including any public or private standards referenced in the Specifications, (iv) will conform to all applicable Product descriptions contained in any approved WorldGate materials provided to Motorola, (v) will comply with all applicable radio frequency emission standards, UL and other applicable certification and/or compliance requirements applicable to the Product in all countries where the Product will be resold by Motorola in accordance with the Specification.

WorldGate also represents and warrants that all Products supplied to Motorola will comply with federal, state and local laws, regulations and standards pertaining to the environment and/or the toxic or hazardous nature of the Products or their constituents, including but not limited to (i) laws promulgated by various states concerning mercury, (ii) the State of California’s Proposition 65 generally, and (iii) the Consent Judgment entered on September 3, 2002 in the Superior Court of the State of California, County of San Francisco with regard to the Mateel v. Sprint Communications Case No. 312962 and Mateel v. Belkin Components Case No. 320342 (the “Prop. 65 Consent Decree”) concerning Proposition 65’s application to products that are themselves, or incorporate, utilize, or have appended to them, cords which contain lead and which, depending on use and lead levels, may be required to be labeled in accordance with Proposition 65 requirements.  Motorola reserves the right to request documentation demonstrating compliance with Proposition 65 requirements or certifications from the WorldGate that the Product is not subject to Proposition 65 regulation, as well as other documentation demonstrating compliance with environmental laws.  WorldGate shall indemnify and hold Motorola harmless for all damage arising out of any breach of the foregoing warranties.

This warranty shall not apply to any items subjected to accident, misuse, neglect, mishandling, or any, repair, adjustment or alteration by anyone other than as approved by WorldGate. WorldGate’s warranty hereunder extends to Motorola only, and to no other person or entity.  This warranty shall not be enlarged or otherwise affected by, and no obligation or liability shall arise hereunder by WorldGate’s rendering of technical advice, help line support or service in connection with the products furnished hereunder.  Any claims arising out of the aforesaid warranty must be submitted to, and the affected components must be returned or otherwise made available to WorldGate in accordance with its published procedures, during the specified warranty period.

IT IS UNDERSTOOD THAT EXCEPT AS IS SET FORTH IN THIS AGREEMENT, WORLDGATE MAKES NO WARRANTIES OR REPRESENTATIONS AS TO THE PRODUCTS, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. MOTOROLA SHALL BE SOLELY RESPONSIBLE FOR ANY WARRANTY MOTOROLA (OR ITS CUSTOMERS) EXTENDS TO ITS CUSTOMERS AND END USERS THAT IS MORE EXTENSIVE THAN THE WARRANTIES PROVIDED BY WORLDGATE HEREUNDER.

10.2        Replace or Refund

If any of the Product fail to conform to any of WorldGate’s warranties in Article 10.1 hereof, within a period of time equal to the shorter of (i) the period necessary to cover Motorola’s retail warranty on the Product, or (ii) CONFIDENTIAL TREATMENT REQUESTED years after title to such Product is transferred to Motorola (the “Warranty Period”), (the “Warranty Period”), WorldGate shall repair, replace or credit Motorola’s account for the full purchase price of the Product, at WorldGate’s sole election.  Any repaired or replaced Product shall be warranted in accordance with this Agreement for the greater of (i) the remainder of the original Warranty Period for that Product (ii) or CONFIDENTIAL TREATMENT REQUESTED days from the date it is returned by WorldGate. Such Products shall be returned by Motorola to WorldGate’s designated facility for repair or replacement or credit. If WorldGate elects to have the non-confirming product repaired or replaced, WorldGate shall have up to fifteen (15) days to deliver to Motorola conforming Product.. Any replacement Product shall be new and shall be warranted in accordance with the provisions of Sections 10.1 and 10.2.

10.3        Notice; Inapplicability of Warranty.

The warranties provided in this Article 10 are applicable only if WorldGate receives written notice of a breach of warranty within CONFIDENTIAL TREATMENT REQUESTED days after the end of the applicable Warranty Period.

10.4        Post-Warranty Services

WorldGate will service or replace each Product for which the Warranty Period has expired for at least CONFIDENTIAL TREATMENT REQUESTED years after the last commercial shipment of such Product (as determined by model or other designation) to Motorola at commercially reasonable rates to be determined by mutual agreement of the Parties. The repaired or replacement Product will be warranted on the terms set forth in Section 10.2.

10.5        Warranty Procedures; Shipping.

WorldGate’s authorized service personnel will provide a return material authorization number within CONFIDENTIAL TREATMENT REQUESTED Business Days of Motorola’s request therefor. WorldGate shall pay all transportation costs for the return of the Product to WorldGate, and Worldgate shall bear all risk of loss or damage to such Product while in transit to WorldGate.  WorldGate shall repair, replace or provide a credit for any Product returned to it in breach of warranty no later than CONFIDENTIAL TREATMENT REQUESTED days after WorldGate receives such Product. Any repaired or replaced Product shall be shipped to Motorola at WorldGate’s cost and expense. WorldGate will provide Motorola with a failure analysis report and a corrective action plan with the replaced Product. WorldGate shall pay all transportation costs for the return of the repaired or replaced Product to Motorola, and WorldGate shall bear all risk of loss or damage to such Product while in transit to Motorola.  Motorola hereby indemnifies and holds WorldGate harmless for all costs and expenses for any Products improperly returned to WorldGate or otherwise inappropriately claimed to be in violation of this warranty.

10.6        Product Recall

                (a)           Each Party will promptly notify the other Party of any information relating to the Product which could require a report to be filed with the Consumer Product Safety Commission under Section 15(b) of the Consumer Product Safety Act, or any other similar agency throughout the world.

(b)           If Motorola independently concludes that a recall of its Product or field corrective action may be necessary or appropriate as a result of a safety-related Defect in the Product, Motorola shall notify WorldGate of Motorola’s conclusion within CONFIDENTIAL TREATMENT REQUESTED hours. WorldGate shall assist Motorola in its investigation to determine the cause and extent of the problem.

(c)           In the event Motorola initiates a recall of its Product or field corrective action as a result of a safety-related Defect in the Product, WorldGate shall indemnify and hold harmless Motorola from and against any and all losses, liabilities, and expenses (including attorneys’ fees and expenses) reasonably incurred by Motorola in connection with such recall or field corrective action. Motorola shall indemnify and hold harmless WorldGate from and against any and all losses, liabilities, and expenses (including attorneys’ fees and expenses) incurred by WorldGate in the event a claim is made by WorldGate that such recall or corrective action was unreasonable or unnecessary and it is determined by an Arbitrator that such recall or corrective action was unreasonable or unnecessary.

10.7        Software Maintenance and Support

After the expiration of the warranty period applicable to any Software, WorldGate shall provide Motorola continued maintenance for such Software upon reasonable terms and conditions. As part of this maintenance WorldGate shall provide to Motorola any changes, modifications, or upgrades to the Software at least CONFIDENTIAL TREATMENT REQUESTED weeks prior to any general release of such changes, modifications, or upgrades. All such changes, modifications, and upgrades shall be backwards compatible with prior versions of the Software, provided, however, that new Software hereunder may contain features not supported by prior Products and need not support features not supported by such prior Products.

ARTICLE 11.  TECHNICAL SUPPORT

11.1        Definitions

                “Severity 1 Defect” shall mean a problem that prevents the accomplishment of a mission-critical function and exhibits an unacceptable impact on the customer’s operation or availability.

                “Severity 2 Defect” shall mean a problem with a required function which seriously degrades the Product’s performance or limits availability and which may have severe customer impact.

                “Severity 3 Defect” shall mean a problem with a required function which degrades the Product’s operational performance, appearance, availability, and has minor customer impact.

11.2        Technical Support

The Parties agree that technical support shall be provided as follows:

                (a)           Level 1 Support.  Motorola shall provide its customers with basic installation/configuration support, system definitions, product usage information and answers to commonly asked questions.

                (b)           Level 2 Support.  Motorola shall receive, log and manage calls from its customers relating to Severity 1, 2, and 3 Defects. Motorola shall provide basic troubleshooting support and work with its customers to reproduce such Defects. Motorola shall be responsible for isolating any such Defects to determine if the reported problem relates to the Product.

                (c)           Level 3 Support.

                Motorola may report to WorldGate Severity 1, 2, and 3 Defects that Motorola cannot resolve. WorldGate shall provide a response to each such report within CONFIDENTIAL TREATMENT REQUESTED Business Day and shall be available for conference calls within such time period.

WorldGate shall use all commercially reasonable efforts to make patches or workarounds available for Severity 1 Defects within CONFIDENTIAL TREATMENT REQUESTED hours after they are reported by Motorola. If WorldGate does not make a patch or workaround which corrects a Severity 1 Defect within such time period, if requested by Motorola, WorldGate shall provide on-site support without any additional charge to Motorola.

                WorldGate shall make patches or workarounds available for Severity 2 Defects as soon as practically possible, and will use all commercially reasonable efforts to make the same available in not more than CONFIDENTIAL TREATMENT REQUESTED weeks.

WorldGate shall make patches or workarounds available for Severity 3 Defects as mutually agreed to by both Parties.

                WorldGate shall make updates, patches and workarounds available to Motorola and its customers in commercially reasonable forms, including over the Internet, at no additional charge. For each update, patch and workaround, WorldGate shall provide (i) release notes which detail the problem that is addressed, (ii)specific installation instructions, and (iii) any restrictions or limitations for use, limitations for distribution, and (iv) any specific user documentation.

                WorldGate shall keep Motorola reasonably apprised of the status and estimated time for resolution of all Defects and shall resolve all Defects without charge to Motorola.

                If Motorola’s customers encounter Level 1 or 2 Defects in greater than CONFIDENTIAL TREATMENT REQUESTED of Product shipped during a period of CONFIDENTIAL TREATMENT REQUESTED months (“Epidemic Failure”), WorldGate shall dedicate resources on a continuing basis, at its sole expense, to correct the problem which shall, to the extent necessary, include in-field inspection and replacement of all Product with the potential for such Epidemic Failure.

ARTICLE 12.  PRODUCT ROADMAP

Every CONFIDENTIAL TREATMENT REQUESTED months, WorldGate shall provide Motorola with a rolling product roadmap for at least the following CONFIDENTIAL TREATMENT REQUESTED months which includes all of WorldGate’s scheduled, planned and evaluated projects for the Product (a “Product Roadmap”). WorldGate shall in good faith consider any substantive input provided by Motorola with respect to such scheduled, planned, and evaluated projects. Future enhancements of the Product shall include successor, replacement versions or next generation follow-on Product, enhancements suggested by Motorola, enhancements dictated by the market, and standard enhancements which WorldGate shall pursue in good faith and which Motorola shall be entitled to purchase, subject to good faith negotiations with respect to the availability and pricing of such Product. The implementation of any proposed changes to the Product shall in all cases be subject to the provisions of Article 8. In the event WorldGate intends to discontinue future enhancements of the Product as outlined in a Product Roadmap provided to Motorola, WorldGate shall provide Motorola with notice of such discontinuance on a timely basis.

ARTICLE 13.  LIMITATION ON LIABILITY

EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED FOR IN THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY’S LIABILITY UNDER THIS CONTRACT OR OTHERWISE INCLUDE ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY CHARACTER, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER LEGAL THEORY, EVEN IF THE OTHER PARTY SHALL HAVE KNOWLEDGE OF THE POSSIBILITY OF SUCH POTENTIAL LOSS OR DAMAGE.   THIS LIMITATION SHALL NOT APPLY TO A BREACH OF ARTICLES 14, 16, 17 OR 26.

ARTICLE 14.   REPRESENTATIONS AND WARRANTIES/CERTAIN COVENANTS

14.1        Ability to Grant Licenses.

WorldGate hereby represents and warrants to Motorola that it has the right to grant to Motorola the applicable licenses contained in Article 6, without restriction.

14.2        Ability to Enter Into Agreement.

Each Party hereby represents and warrants to the other Party that: (a) it has the right to enter into this Agreement; (b) there are no outstanding assignments, grants, licenses, encumbrances, obligations or agreements, either written, oral or implied, inconsistent with this Agreement; and (c) it has no knowledge of any facts or circumstances that would render the other Party liable to a third party for any claim relating to a breach of contract or interference with a contract as a consequence of its performance under this Agreement.

14.3        Nonsolicitation.

Motorola and WorldGate agree that, during the term of this Agreement and for a period of CONFIDENTIAL TREATMENT REQUESTED following the termination or expiration of this Agreement (regardless of the reason for termination), neither Motorola nor WorldGate will, directly or indirectly, solicit, induce, or attempt to solicit or induce any employee or agent to leave the other Party or to cease to design, manufacture, sell, service or distribute any of the Product or Motorola’s related Product.

14.4        Export Compliance.

The Parties hereby undertake to comply with the export laws and regulations of the United States and each Party agrees that, without obtaining the necessary license or approval from the United States government it will not (i) export or re-export, directly or indirectly, any United States origin technical data or any direct product of that technical data  (including Confidential Information) to any country for which the United States government or any agency thereof, at the time of export, requires an export license or other governmental approval, or (ii) disclose any United States origin technical data (including Confidential Information) acquired from the other Party to any national of any country for which the United States government or any agency thereof requires an export license or other governmental approval.  Furthermore, each Party represents that no action or failure to take action under this Agreement by it or any of its employees, agents or representatives shall cause the other Party to violate or incur any penalty or loss of benefits under any applicable laws, rules or regulations under the United States Export Administration Act.

ARTICLE 15.  INDEMNIFICATION AND INSURANCE

15.1        Indemnification.

WorldGate shall indemnify, defend and hold harmless Motorola and Motorola’s affiliates, shareholders, directors, officers, employees, contractors, agents and other representatives from all third party demands, claims, actions, causes of action, proceedings, assessments, losses, damages, liabilities, settlements, judgments, fines, penalties, interest, costs and expenses (including fees and disbursements of counsel) (collectively, “Damages”) of every kind to the extent arising fromor related to (i) strict liability in tort or Product liability in connection with any Product supplied by WorldGate to Motorola under this Agreement, or (ii)  any breach by WorldGate of any of its obligations under this Agreement, or (iii) any actual or alleged infringement or misappropriation of any patent, trademark, copyright, trade secret or any actual violation of any other intellectual property rights arising from or in connection with  the Product supplied by WorldGate to Motorola under this Agreement. The indemnification obligations in this Article 18 shall survive the expiration or termination of this Agreement for any reason.  In no event, however, shall WorldGate be liable hereunder for (x) any products or services not supplied to Motorola by WorldGate hereunder, or (y) any negligent act or omission of any of the indemnified parties or their agents, including without limitation any Damages which could reasonably have been mitigated by such Parties,

15.2        Procedures.

Motorola shall promptly notify the WorldGate in writing of any suits, claims or demands covered by this indemnity. Promptly after Motorola has given such notice, WorldGate shall assume the defense of such claim with counsel reasonably satisfactory to Motorola. Notwithstanding the foregoing, if Motorola in its sole judgment so elects, Motorola may also participate in the defense of such actions by employing counsel, at its expense, without waiving WorldGate’s obligation to indemnify and defend. Motorola shall furnish all reasonable assistance as may be required, at WorldGate’s request and reasonable expense, to enable WorldGate to defend against any third-party suits, claims or demands threatened or filed and covered by this indemnity. WorldGate shall not compromise any third-party claim or consent to the entry of any judgment without an unconditional release of all liability of Motorola to each claimant or plaintiff.

15.3        Insurance.

WorldGate shall maintain during the term of this Agreement (a) workers compensation insurance as prescribed by law, (b) employer’s liability insurance with limits of at least $300,000 each accident or disease occurrence, (c) comprehensive automobile liability insurance if the use of motor vehicles is required, with limits of at least $1,000,000 for bodily injury and property damage for each occurrence, (d) comprehensive general liability insurance, including blanket contractual liability and broad form property damage, with limits of at least $1,000,000 combined single limit for personal injury and property damage for each occurrence, and endorsed to include Product liability and completed operations coverage in the amount of $5,000,000 for each occurrence. All such insurance must be primary and be required to respond and pay prior to any other available coverage.  WorldGate shall indemnify and hold Motorola harmless from all Damages arising out of the failure to maintain such insurance and/or to comply with the provisions of Section 15.4 (below).

15.4        Evidence of Insurance; Waiver of Subrogation.

WorldGate shall provide Motorola certificates of insurance evidencing the insurance required above prior to execution of this Agreement. Motorola and Motorola’s affiliates, directors, officers, and employees shall be named on the certificates as an additional insured on all the required insurance except for workers’ compensation. The certificate shall contain a provision whereby the policy and/or policies shall not be cancelled, non-renewed, or materially changed without at least thirty (30) days prior written notice to Motorola. All such insurance shall be endorsed that it must be primary and non-contributory with any valid and collectible insurance maintained by Motorola. WorldGate shall furnish renewal certificates to Motorola at least thirty (30) days prior to the expiration of any insurance policies.  WorldGate agrees that WorldGate, WorldGate’s insurers and anyone claiming by, through, under or in WorldGate’s behalf shall have no claim, right of action, or right of subrogation against Motorola and Motorola’s affiliates, directors, officers, employees and customers based on any loss or liability insured against under the insurance required by the Agreement.  The fulfillment of such obligations, however, shall not otherwise relieve WorldGate of any liability assumed hereunder or in any way modify WorldGate’s obligations to indemnify Motorola under this Agreement.

15.5        Product Injunction.

In the event that the use of any Product or associated Software is enjoined as long as replacement Product is of equal or better quality while maintaining the same functionality.  As a result of a claim covered by Section 15.1, WorldGate shall, at it’s election either (i) replace and or modify the Product in a manner that is not enjoined, or (ii) procure the right for Motorola, its customers, and end users to continue using the infringing Product or associated Software at no cost to Motorola, its customers, or end users.

ARTICLE 16.  CONFIDENTIALITY

The Non-Disclosure Agreement between the Parties dated April __, 2004 (the “Non-Disclosure Agreement”) shall apply to all Confidential Information (as that term is defined in the Non-Disclosure Agreement) exchanged by the Parties hereunder.  The Parties hereby agree that the term of the Non-Disclosure Agreement shall be extended (to the extent it would earlier terminate) to the extent necessary to coincide with the expiration or termination of this Agreement.

ARTICLE 17.  COMPLIANCE WITH LAWS

Each Party’s performance under this Agreement, as well as all Product provided hereunder, will comply in all material respects with all applicable United States federal, state and local laws and ordinances, and all orders, roles, regulations and requirements thereunder. All Product will be marked, as required by the laws of the United States.

ARTICLE 18.  ASSIGNMENT

Neither Party shall have the right to assign or otherwise transfer any of its rights or obligations under this Agreement (whether by operation of law or otherwise) except as expressly set forth herein and with the prior written consent of the other Party; provided however, that this Agreement may be assigned by either Party (without consent) to a third party which acquires substantially all of such Party’s assets or stock, or which merges with such Party. Any prohibited assignment shall be null and void.

ARTICLE 19.  NOTICES

All notices required to be given under this Agreement and any communication sent with respect to this Agreement shall be given in writing and shall be deemed received by the Party to whom the notice or correspondence is sent (a) one (1) day after the notice or communication is sent via reliable overnight commercial courier (charges prepaid), (b) on the date a Party acknowledges receipt of the notice or communication sent via certified or registered mail, (c) three (3) days after the notice or communication is sent via first class mail, (d) on the date a Party receives such notice by confirmed facsimile or other electronic transmission or (e) on the date the notice or communication is personally delivered to the other Party, at the addresses set forth as follows:

If to Motorola, such notice shall be delivered to:

General Instrument Corporation

d/b/a the Broadband Communications Sector

of Motorola, Inc.

101 Tournament Drive

Horsham, Pennsylvania 19044

Attention: General Counsel

If to WorldGate, such notice shall be delivered to:

WorldGate Communications, Inc.

3190 Tremont Avenue

Trevose, PA 19053

Attention: General Counsel

ARTICLE 20. RELATIONSHIP OF PARTIES

Other than as provided herein, this Agreement does not create any exclusive arrangement between the Parties, and subject to any limitations expressly set forth herein, either Party hereto may meet, exchange information, enter into agreements and conduct business relationships of any kind with third parties, to the exclusion of the other Party. Subject to the terms and conditions of this Agreement and except as otherwise agreed to in writing by the Parties, discussion and/or communications between the Parties will not serve to impair the right of either Party to develop, make, use, procure, and/or market products or services now or in the future that may be competitive with those offered by the other, nor to develop and provide products to competitors of the other Party, nor require either Party to disclose any planning or other information to the other.

WorldGate and Motorola are each independent contractors. Nothing in this Agreement shall constitute the Parties as partners, joint ventures, co-owners or otherwise as participants in a joint or common undertaking. Neither Party shall be considered an agent or legal representative of the other for any purpose, and neither Party nor any of their respective directors, officers, agents or employees shall be, or be considered, an agent or employee of the other. Neither WorldGate nor Motorola has authority to assume or create any obligation or responsibility on behalf of the other or in the other’s name, and neither WorldGate nor Motorola will attempt to do so.

ARTICLE 21.  APPROVALS, AUTHORIZATIONS AND LICENSES.

WorldGate represents and warrants that WorldGate has all approvals, authorizations and licenses required by any federal, state or local law for WorldGate to sell the Product to Motorola.

ARTICLE 22.  AGREEMENT

This Agreement, the Exhibits, and the Non-Disclosure Agreement constitute the final written expression of all terms of the agreement relating to the transactions described herein and supersedes all previous communications, representations, agreements, promises or statements, either oral or written, with respect to such transactions. No addition to or modification of any provision of this Agreement will be binding unless made in writing.

ARTICLE 23. FORCE MAJEURE

23.1        Definition.

Force Majeure shall mean any acts of State or governmental action, including regulatory action, riots, disturbance, war, terrorism, strikes, lockouts, slowdowns, prolonged shortage of energy supplies, epidemics, fire, flood, hurricane, typhoon, earthquake, lightning, explosion, and governmental refusal or failure to grant any required export or import license, which prevents WorldGate in whole or in material part the performance of obligations hereunder.

23.2        Notice/Suspension of Performance.

WorldGate shall give immediate notice to Motorola of an event of Force Majeure and, upon such notice, WorldGate will be released from any further liability on its part from the performance of its obligations under this Agreement that are prevented by the Force Majeure event, but only to the extent and only for the period that its performance of such obligations is prevented by Force Majeure.

23.3        Suspension of Performance.

                Notwithstanding the foregoing, in the event WorldGate’s performance is suspended for a continuing period of CONFIDENTIAL TREATMENT REQUESTED consecutive calendar months, Motorola shall have the right to terminate this Agreement at any time while WorldGate’s performance is prohibited by such event, by written notice to WorldGate.

ARTICLE 24.  GOVERNING LAW

The rights and obligations of the Parties under this Agreement shall be governed by, and construed in accordance with, the internal substantive laws of the Commonwealth of Pennsylvania, without giving effect to the conflict of law provisions thereof.

ARTICLE 25.  PUBLICITY

Neither Party shall publicly announce or disclose the terms or conditions of this Agreement, or advertise or release any publicity regarding this Agreement, without the prior written consent of the other Party.

ARTICLE 26.  US COMPLIANCE MATTERS

26.1        Government Subcontract.

Motorola will ensure that all Products and associated Documents and materials (including for purposes hereof all marketing materials) with respect to any Products being marketed to any governmental authority or entity will contain sufficient markings, disclaimers and other restrictive legends to prevent a transfer of anything other that a standard end-user’s rights hereunder.  If a government contract number appears on the face of any Order, WorldGate agrees to comply with all required terms and conditions of that government contract and with any other pertinent laws, Presidential directives and executive orders to the extent that they apply to the subject matter of such Order and are consistent with the other provisions of this Agreement. WorldGate agrees to comply with the provisions of FAR 52.219-8 as they pertain to Utilization of Small Business Concerns, and any and all applicable state and local government small and other business utilization laws, including any and all applicable statutes, rules, regulations, ordinances and other guidelines.

26.2        Compliance with Laws.

WorldGate warrants that all Product, Software and/or and services supplied pursuant to any Order hereunder will have been performed, produced and supplied in compliance with all applicable federal, state and local laws, orders, rules, regulations, including but not limited to applicable rules and regulations of the Federal Communication Commission (FCC) and the Occupational Safety and Health Administration (OSHA).  WorldGate shall indemnify Motorola against any liability caused by any non-compliance with this provision.

Notwithstanding anything contained in this Agreement, WorldGate shall effect or secure and maintain, at its own cost, all necessary governmental permits, licenses, approvals and registrations required in connection with WorldGate’s performance of its obligations under this Agreement, including without limitation any specific approvals described in the Specifications, as well as radio frequency emission standard, UL and other applicable certifications and/or compliance requirements necessary to sell the Product in all countries where the Product will be resold by Motorola.

26.3        Material Data Safety Sheets.

WorldGate shall electronically provide a Material Safety Data Sheet for those chemicals purchased under any Order which are regulated by OSHA’s hazard communications regulations set forth in 29 CFR 1910.1200.  All chemical WorldGates certify, by acceptance of such an Order, that the chemicals purchased are on the Toxic Substances Control Act, 15 U.S.C.S. §2601, et seq., chemical inventory or are subject to an exemption and that such exemption is specified in the Material Safety Data Sheet.

26.4        Ozone Depleting Substances.

WorldGate certifies by acceptance of each Order hereunder that the Product is not manufactured with any Class I ozone-depleting substances in WorldGate’s manufacturing processes and the Product does not contain such substances.  Class I ozone-depleting substances are those substances identified at 40 CFR Part 82 Appendix A to Subpart A and any substances which may be later identified by the Environmental Protection Agency as Class I ozone-depleting substances.

26.5        Forced, Indentured and/or Convict Labor.

WorldGate represents that the Product, Software and/or and services covered by any Order hereunder, or components thereof, are not produced, manufactured, mined, or assembled, in whole or in part, with the use of illegal child labor or forced, convict, and/or indentured labor under penal sanction as prohibited by any state law or U.S. statute, including any class of labor specified in section 307, Tariff Act of 1930, as implemented in 19 C.F.R. 12.42, or by the law of any country in which the Product or Software are manufactured or in which the services covered by an Order are performed..

26.6        Equal Opportunity.

This Agreement include the following provisions by reference: (a) Equal Opportunity, 41 CFR §60-1.4(a); (b) Equal Opportunity for Special Disabled Veterans and Veterans of the Vietnam Era, 41 CFR §60-250.5(a); (c) Equal Opportunity for Workers with Disabilities, 41 CFR §60-741.5(a); and (d) Prohibition on Segregated Facilities, 41 CFR §60-1.8.  WorldGate shall comply with all applicable regulations promulgated by the Secretary of Labor at 41 CFR Parts 60 and 61.  WorldGate represents that it has developed and has on file at each establishment, affirmative action programs required by the rules and regulations of the Secretary of Labor (41 CFR §§60-1 and 60-2); or WorldGate has not previously had contracts subject to the written affirmative action programs requirement of the rules and regulations of the Secretary of Labor.

26.7        Import/Customs.

For each shipment where the WorldGate sources goods covered by any Order hereunder outside the United States Customs Territory, Motorola shall have the option of being Importer of Record.  In such case, WorldGate shall furnish Motorola with a commercial invoice containing the following information: (1) port of entry; (2) name and address of WorldGate and Motorola entity purchasing the merchandise; (3) name of shipper (if different from WorldGate); (4) country of export; (5) detailed description of merchandise in English; (6) quantities and weights; (7) actual purchase price, including all elements of the amount paid or payable by Motorola; (8) the currency in which the sale was made; (9) trade terms (INCOTERMS); (10) all charges, costs and expenses associated with the merchandise; including freight, insurance, commission, containerization and packing, unless the cost of packing, containerization and inland freight are already included in the invoice price; (11) all rebates or discounts; (12) the country of origin (manufacture) of the goods; and (13) all goods or services furnished for the production of the merchandise (e.g., “assists”) not included in the invoice price for the first shipment of goods destined for the United States Customs Territory unless Motorola directs otherwise in writing.  All goods, unless specifically exempted, shall be marked in a conspicuous place as legibly, indelibly, and permanently as the nature of the article (or container) will permit, with the country of manufacture of the goods.  WorldGate agrees to comply with all laws and regulations governing importation of goods into the United States Customs Territory.  WorldGate agrees to hold harmless and indemnify Motorola, its directors, officers and employees against all losses, claims, penalties, judgments, liabilities and expenses which any of them may pay or incur arising out of any Order hereunder, including but not limited to all representations made by the WorldGate with respect to documentation or other Customs or Governmental requirements with regard to entry requirements, classification, valuation, preferential treatment, duty drawback or trade terms (INCOTERMS).  WorldGate agrees to provide reasonable assistance, at Motorola’s  cost, to Motorola in connection with obtaining or determining appropriate classification of Product and/or associated Software for import purposes wherever the Product and/or associated Software may or will be shipped. WorldGate agrees to provide reasonable assistance, at Motorola’s cost, to Motorola in connection with obtaining or determining the appropriate classification of the Product and/or associated Software for import purposes wherever the Product and/or associated Software may or will be shipped.  Not  withstanding the foregoing, WorldGate shall be solely responsible, at its cost, to obtain all approvals and authorizations required in the Specifications.

ARTICLE 27.  APPLICATION OF SECTION 365(N) OF THE BANKRUPTCY CODE

All licenses and related rights granted pursuant to this Agreement (including the Limited License) are, and shall otherwise be deemed to be for purposes of Section 365(n) of the United States Bankruptcy Code (the “Code”), licenses to “intellectual property” as defined in the Code.  The Parties expressly agree and acknowledge that Motorola, as licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Code. The Parties further agree that, should a Bankruptcy Event occur, Motorola shall possess and retain all of its rights under this Agreement.

ARTICLE  28.  REFERENCES TO ARTICLES AND SECTIONS

All references to Articles and Sections in this Exhibit shall be deemed to be references to the Articles and Sections of this Agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by a duly authorized officer as of the date and year first above written.

Motorola:		WorldGate:
GENERAL INSTRUMENT CORPORATION D/B/A THE BROADBAND COMMUNICATIONS SECTOR OF MOTOROLA, INC.		[CONTRACTING PARTY]
		By:	WorldGate Services, Inc.
By: CONFIDENTIAL TREATMENT REQUESTED
		Name:	Hal Krisbergh
Name: CONFIDENTIAL TREATMENT REQUESTED		Title:	CEO
Title: CONFIDENTIAL TREATMENT REQUESTED		Date:	April 28, 2004
Date:	April 28, 2004
By: WorldGate Communications, Inc. (solely for purposes of obligations under Section 4.10 of the Agreement)

		Name:	Hal Krisbergh
		Title:	Chairman and CEO
		Date:	April 28, 2004

CONFIDENTIAL TREATMENT REQUESTED

Exhibit A—Product and Pricing

Product Description:

The Ojo Product is a personal video phone purposely designed for personal communication rather than for video conferencing. The Product comprises a base, a neck, a video screen in combination with a camera, and a telephone handset.

The Product features include:

CONFIDENTIAL TREATMENT REQUESTED

Exhibit B

Motorola’s Subsidiaries, Affiliates and Warehouses

CONFIDENTIAL TREATMENT REQUESTED

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT C

PRODUCT DEVELOPMENT TIMETABLE
AND QUALIFICATION PLAN

CONFIDENTIAL TREATMENT REQUESTED

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT D

OJO Model # F(B)UFN56003400B TECHNICAL SPECIFICATIONS

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT E

DOCUMENTATION

These are the documents deemed reasonably necessary for Motorola to use and respond to customer issues concerning the Product:

CONFIDENTIAL TREATMENT REQUESTED

Exhibit F

Training

1.0          Training

WorldGate shall provide Motorola personnel, at no additional charge to Motorola, a CONFIDENTIAL TREATMENT REQUESTED day technical training class per quarter per calendar year. The time, date and location of such training shall be mutually determined by the Parties. Motorola shall provide equipment for the classes and shall reimburse WorldGate for the cost or reproducing training manuals for the classes and any reasonable out-of-pocket expenses incurred by WorldGate’s trainers. WorldGate shall be responsible for its trainers’ compensation. Course content shall include training on installation and configuration procedures, post-installation usage, basic troubleshooting, and answering commonly asked questions. The number of students for each class shall be between CONFIDENTIAL TREATMENT REQUESTED and CONFIDENTIAL TREATMENT REQUESTED. At its option, Motorola shall have the right to video or audio tape any such classes for Motorola’s internal use, and such classes can be “train the trainer” classes for Motorola’s training personnel.

Exhibit G

Technology Escrow Agreement

COMPREHENSIVE PREFERRED ESCROW AGREEMENT

Account Number

This Agreement is effective April       , 2004 among DSI Technology Escrow Services, Inc. (“DSI”), and WorldGate Communications Inc., (“Depositor”) and General Instrument Corporation, doing business as the Broadband Communications Sector of Motorola, Inc. (“Preferred Beneficiary”), who collectively may be referred to in this Agreement as “the parties.”

A.            Depositor and Preferred Beneficiary have entered or will enter into a Development and Distribution Agreement regarding certain proprietary technology of Depositor (referred to in this Agreement as the (“Development and Distribution Agreement”).

B.            Depositor desires to avoid disclosure of its proprietary technology except under certain limited circumstances.

C.            The availability of the proprietary technology of Depositor is critical to Preferred Beneficiary in the conduct of its business and, therefore, Preferred Beneficiary needs access to the proprietary technology under certain limited circumstances.

D.            Depositor and Preferred Beneficiary desire to establish an escrow with DSI to provide for the retention, administration and controlled access of the proprietary technology materials of Depositor.

E.             The parties desire this Agreement to be supplementary to the Development and Distribution  Agreement pursuant to 11 United States Bankruptcy Code, Section 365(n).

ARTICLE 1—DEPOSITS

1.1           Obligation to Make Deposit.  Within ten (10) Business Day of achieving Commercial Availability (as defined in the Development and Distribution Agreement), Depositor shall deliver to DSI the proprietary technology and other materials (“Deposit Materials”) required to be deposited by the Development and Distribution Agreement, as more fully identified in Exhibit A. Exhibit A shall  be prepared and signed by Depositor and Preferred Beneficiary.  DSI shall have no obligation with respect to the preparation, signing or delivery of Exhibit A.

1.2           Identification of Tangible Media.  Prior to the delivery of the Deposit Materials to DSI, Depositor shall conspicuously label for identification each document, magnetic tape, disk, or other tangible media upon which the Deposit Materials are written or stored.  Additionally, Depositor shall complete Exhibit B to this Agreement by listing each such tangible media by the item label description, the type of media and the quantity.  Exhibit B must be signed by Depositor and delivered to DSI with the Deposit Materials.  Unless and until Depositor makes the initial deposit with DSI, DSI shall have no obligation with respect to this Agreement, except the obligation to notify the parties regarding the status of the deposit account as required in Section 2.2 below.

1.3           Deposit Inspection.  When DSI receives the Deposit Materials and the Exhibit B, DSI will notify Preferred Beneficiary and provide Preferred Beneficiary with the opportunity to inspect the Deposit Materials to verify that Depositor has deposited all of the materials required to be deposited pursuant to the  Development and Distribution Agreement.

1.4           Acceptance of Deposit.   At completion of the deposit inspection, if DSI determines that the labeling of the tangible media matches the item descriptions and quantity on Exhibit B, DSI will date and sign the Exhibit B and mail a copy thereof to Depositor and Preferred Beneficiary.  If DSI determines that the labeling does not match the item descriptions or quantity on the Exhibit B, DSI will (a) note the discrepancies in writing on the Exhibit B; (b) date and sign the Exhibit B with the exceptions noted; and (c) mail a copy of the Exhibit B to Depositor and Preferred Beneficiary.  DSI’s acceptance of the deposit occurs upon the signing of the Exhibit B by DSI.  Delivery of the signed Exhibit B to Preferred Beneficiary is Preferred Beneficiary’s notice that the Deposit Materials have been received and accepted by DSI.

1.5           Depositor’s Representations.  Depositor represents as follows:

a.                                       Depositor lawfully possesses all of the Deposit Materials deposited with DSI;

b.                                      With respect to all of the Deposit Materials, Depositor has the right and authority to grant to DSI and Preferred Beneficiary the rights as provided in this Agreement;

c.                                       The Deposit Materials are not subject to any lien or other encumbrance;

d.                                      The Deposit Materials consist of the proprietary technology and other materials required to be deposited by Depositor pursuant to the Development and Distribution Agreement ; and

e.                                       The Deposit Materials are readable and useable in their current form or, if any portion of the Deposit Materials are encrypted, the decryption tools and decryption keys have also been deposited.

1.6           Deposit Verification.  DSI shall perform an Initial Verification of the Deposit Materials upon the initial deposit and for each update.  An Initial Verification is defined as follows: DSI will cause a technically qualified DSI employee to evaluate the Deposit Materials in order to identify (a) the hardware and software configurations reasonably necessary to maintain the Deposit Materials; (b) the hardware and software configurations reasonably necessary to compile the Deposit Materials; and (c) the compilation instructions. DSI will then prepare and deliver to Depositor and Preferred Beneficiary a report describing the information so identified.  It shall be the responsibility of the Depositor, and not DSI, to ensure that the Deposit Materials contain the information so identified in DSI’s report, as well as any other information that may be required in the Development and Distribution Agreement.

Preferred Beneficiary shall have the right, at Preferred Beneficiary’s expense, to cause higher levels of verification of any Deposit Materials.  Preferred Beneficiary shall notify Depositor and DSI of Preferred Beneficiary’s request for verification.  Depositor shall have the right to be present at the verification.  If a verification is elected after the Deposit Materials have been delivered to DSI, then only DSI, or at DSI’s election an independent person or company selected and supervised by DSI, may perform the verification.

1.7           Deposit Updates.  Depositor shall update the Deposit Materials promptly after each time the released version of the product under the Development and Distribution Agreement is changed including but not limited to any changes to fit, form, function, design, or appearance of the Product or changes to any special tooling or assembly aids and manufacturing test stations and production test software.  Such updates will be added to the existing deposit.  All deposit updates shall be listed on a new Exhibit B and the new Exhibit B shall be signed by Depositor.  Each Exhibit B will be held and maintained separately within the escrow account.  An independent record will be created which will document the activity for each Exhibit B.  The processing and verification of all deposit updates shall be in accordance with Sections 1.2 through 1.6 above.  All references in this Agreement to the Deposit Materials shall include the initial Deposit Materials and any updates.

DSI shall notify Depositor in writing quarterly of Depositor’s obligation to make updated deposits.  Within 30 days of receipt of each such notice, Depositor shall certify in writing to DSI that (a) it has made the updated deposits as required in the immediately preceding paragraph; or (b) there have been no changes requiring Depositor to update the Deposit Materials pursuant to the immediately preceding paragraph since the last deposit.  After the 30 days, DSI shall notify Preferred Beneficiary that DSI has received (a) an updated deposit from Depositor; (b) a statement from Depositor advising there has not been a release of a new version of the product since the last deposit; or (c) no response from Depositor.  Unlimited deposit updates and two storage units are included in the fees for this Agreement.

1.8           Removal of Deposit Materials.  The Deposit Materials may be removed and/or exchanged only on written instructions signed by Depositor and Preferred Beneficiary, or as otherwise provided in this Agreement.

ARTICLE 2—CONFIDENTIALITY AND RECORD KEEPING

2.1           Confidentiality.  DSI shall maintain the Deposit Materials in a secure, environmentally safe, locked facility which is accessible only to authorized representatives of DSI.  DSI shall have the obligation to reasonably protect the confidentiality of the Deposit Materials.  Except as provided in this Agreement, DSI shall not disclose, transfer, make available, or use the Deposit Materials.  DSI shall not disclose the content of this Agreement to any third party.  If DSI receives a subpoena or other order of a court or other judicial tribunal pertaining to the disclosure or release of the Deposit Materials, DSI will immediately notify the parties to this Agreement unless prohibited by law.  It shall be the responsibility of Depositor and/or Preferred Beneficiary to challenge any such order; provided, however, that DSI does not waive its rights to present its position with respect to any such order.  DSI will not be required to disobey any court or other judicial tribunal order.  (See Section 7.5 below for notices of requested orders.)

2.2           Status Reports.  DSI will issue to Depositor and Preferred Beneficiary a report profiling the account history at least semi–annually.  DSI may provide copies of the account history pertaining to this Agreement upon the request of any party to this Agreement.

2.3           Audit Rights.  During the term of this Agreement, Depositor and Preferred Beneficiary shall each have the right to inspect the written records of DSI pertaining to this Agreement.  Any inspection shall be held during normal business hours and following reasonable prior notice.

ARTICLE 3—GRANT OF RIGHTS TO DSI

3.1           Title to Media.  Depositor hereby transfers to DSI the title to the media upon which the proprietary technology and materials are written or stored.  However, this transfer does not include the ownership of the proprietary technology and materials contained on the media such as any copyright, trade secret, patent or other intellectual property rights.

3.2           Right to Make Copies.  DSI shall have the right to make copies of the Deposit Materials as reasonably necessary to perform this Agreement.  DSI shall record the number and location of all such copies and shall copy all copyright, nondisclosure, and other proprietary notices and titles contained on the Deposit Materials onto any copies made by DSI. With all Deposit Materials submitted to DSI, Depositor shall provide any and all instructions as may be necessary to duplicate the Deposit Materials including but not limited to the hardware and/or software needed.

3.3           Right to Transfer Upon Release. Depositor hereby grants to DSI the right to transfer the Deposit Materials to Preferred Beneficiary upon any release of the Deposit Materials for use by Preferred Beneficiary in accordance with Section 4.5.  Except upon such a release or as otherwise provided in this Agreement, DSI shall not transfer the Deposit Materials.

ARTICLE 4—RELEASE OF DEPOSIT

4.1           Release Conditions.  As used in this Agreement, “Release Condition” shall mean the following:

a.                                       {conform to release events under the Development and Distribution Agreement}

4.2           Filing For Release.  If Preferred Beneficiary believes in good faith that a Release Condition has occurred, Preferred Beneficiary may provide to DSI written notice of the occurrence of the Release Condition, stating the details of the alleged Release Condition, and a request for the release of the Deposit Materials.  Upon receipt of such notice, DSI shall provide a copy of the notice to Depositor by commercial express mail, with a copy by facsimile.

4.3           Contrary Instructions.  From the date DSI mails the notice requesting release of the Deposit Materials, Depositor shall have ten business days to deliver to DSI contrary instructions. “Contrary Instructions” shall mean the written representation by Depositor that a Release Condition has not occurred or has been cured.  Upon receipt of Contrary Instructions, DSI shall send a copy to Preferred Beneficiary by commercial express mail.  Additionally,  DSI shall notify both Depositor and Preferred Beneficiary that there is a dispute to be resolved pursuant to the Dispute Resolution section (Section 7.3) of this Agreement.  Subject to Section 5.2, DSI will continue to store the Deposit Materials without release pending (a) joint instructions from Depositor and Preferred Beneficiary; (b) resolution pursuant to the Dispute Resolution provisions; or (c) order of a court.

4.4           Release of Deposit.  If DSI does not receive Contrary Instructions from the Depositor prior to the expiration of the period set forth above, DSI is authorized to release the Deposit Materials to the Preferred Beneficiary or, if more than one beneficiary is registered to the deposit, to release a copy of the Deposit Materials to the Preferred Beneficiary.  However, DSI is entitled to receive any fees due DSI before making the release.  Any copying expense in excess of $300 will be chargeable to Preferred Beneficiary.  This Agreement will terminate upon the release of the Deposit Materials held by DSI.

4.5           Right to Use Following Release.  Unless otherwise provided in the Development and Distribution  Agreement, upon release of the Deposit Materials in accordance with this Article 4, Preferred Beneficiary shall have the right to use the Deposit Materials for the sole purpose of continuing the benefits afforded to Preferred Beneficiary by the Development and Distribution  Agreement.

ARTICLE 5—TERM AND TERMINATION

5.1           Term of Agreement.  The initial term of this Agreement is for a period of one year. Thereafter, this Agreement shall automatically renew from year–to–year unless (a) Depositor and Preferred Beneficiary jointly instruct DSI in writing that this Agreement is terminated; or (b) this Agreement is terminated by DSI for nonpayment in accordance with Section 5.2.  If the Deposit Materials are subject to another escrow agreement with DSI, DSI reserves the right, after the initial one year term, to adjust the anniversary date of this Agreement to match the then prevailing anniversary date of such other escrow arrangements.

5.2           Termination for Nonpayment.  In the event of the nonpayment of fees owed to DSI, DSI shall provide written notice of delinquency to all parties to this Agreement.  Any party to this Agreement shall have the right to make the payment to DSI to cure the default.  If the past due payment is not received in full by DSI within one month of the date of such notice, then DSI shall have the right to terminate this Agreement at any time thereafter by sending written notice of termination to all parties.  DSI shall have no obligation to take any action under this Agreement so long as any payment due to DSI remains unpaid.

5.3           Disposition of Deposit Materials Upon Termination.  Upon termination of this Agreement, DSI shall destroy, return, or otherwise deliver the Deposit Materials in accordance with Depositor’s instructions.  If there are no instructions, DSI may, at its sole discretion, destroy the Deposit Materials or return them to Depositor.  DSI shall have no obligation to return or destroy the Deposit Materials if the Deposit Materials are subject to another escrow agreement with DSI.

5.4           Survival of Terms Following Termination.  Upon termination of this Agreement, the following provisions of this Agreement shall survive:

a.                                       Depositor’s Representations (Section 1.5);

b.                                      The obligations of confidentiality with respect to the Deposit Materials;

c.                                       The rights granted in the sections entitled Right to Transfer Upon Release (Section 3.3) and Right to Use Following Release (Section 4.5), if a release of the Deposit Materials has occurred prior to termination;

d.                                      The obligation to pay DSI any fees and expenses due;

e.                                     The provisions of Article 7; and

f.                                         Any provisions in this Agreement which specifically state they survive the termination or expiration of this Agreement.

ARTICLE 6—DSI’S FEES

6.1           Fee Schedule.  DSI is entitled to be paid its standard fees and expenses applicable to the services provided.  DSI shall notify the party responsible for payment of DSI’s fees at least 60 days prior to any increase in fees.  For any service not listed on DSI’s standard fee schedule, DSI will provide a quote prior to rendering the service, if requested.

6.2           Payment Terms.  DSI shall not be required to perform any service unless the payment for such service and any outstanding balances owed to DSI are paid in full. Fees are due upon receipt of a signed contract or receipt of the Deposit Materials, whichever is earliest.  If invoiced fees are not paid, DSI may terminate this Agreement in accordance with Section 5.2.  Late fees on past due amounts shall accrue interest at the rate of one and one–half percent per month (18% per annum) from the date of the invoice.

ARTICLE 7—LIABILITY AND DISPUTES

7.1           Right to Rely on Instructions.  DSI may act in reliance upon any instruction, instrument, or signature reasonably believed by DSI to be genuine.  DSI may assume that any employee of a party to this Agreement who gives any written notice, request, or instruction has the authority to do so.  DSI will not be required to inquire into the truth or evaluate the merit of any statement or representation contained in any notice or document.  DSI shall not be responsible for failure to act as a result of causes beyond the reasonable control of DSI.

7.2           Indemnification.  Depositor and Preferred Beneficiary each agree to indemnify, defend and hold harmless DSI from any and all claims, actions, damages, arbitration fees and expenses, costs, attorney’s fees and other liabilities (“Liabilities”) incurred by DSI relating in any way to this escrow arrangement unless such Liabilities were caused solely by the negligence or willful misconduct of DSI.

7.3           Dispute Resolution.  Any dispute relating to or arising from this Agreement shall be resolved by arbitration under the Commercial Rules of the American Arbitration Association.  Three arbitrators shall be selected.  The Depositor and Preferred Beneficiary shall each select one arbitrator and the two chosen arbitrators shall select the third arbitrator, or failing agreement on the selection of the third arbitrator, the American Arbitration Association shall select the third arbitrator.  However, if DSI is a party to the arbitration, DSI shall select the third arbitrator.  Unless otherwise agreed by Depositor and Preferred Beneficiary, arbitration will take place in New York, New York, U.S.A..  Any court having jurisdiction over the matter may enter judgment on the award of the arbitrator(s).  Service of a petition to confirm the arbitration award may be made by First Class mail or by commercial express mail, to the attorney for the party or, if unrepresented, to the party at the last known business address.

7.4           Controlling Law.  This Agreement is to be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to its conflict of law provisions.

7.5           Notice of Requested Order.  If any party intends to obtain an order from the arbitrator or any court of competent jurisdiction which may direct DSI to take, or refrain from taking, any action, that party shall:

a.                                       Give DSI at least two business days’ prior notice of the hearing;

b.                                      Include in any such order that, as a precondition to DSI’s obligation, DSI be paid in full for any past due fees and be paid for the reasonable value of the services to be rendered pursuant to such order; and

c.                                       Ensure that DSI not be required to deliver the original (as opposed to a copy)

of the Deposit Materials if DSI may need to retain the original in its possession to fulfill any of its other duties.

ARTICLE 8—GENERAL PROVISIONS

8.1           Entire Agreement.  This Agreement, which includes the Exhibits described herein, embodies the entire understanding among the parties with respect to its subject matter and supersedes all previous communications, representations or understandings, either oral or written. DSI is not a party to the Development and Distribution Agreement between Depositor and Preferred Beneficiary and has no knowledge of any of the terms or provisions of any such Development and Distribution Agreement. DSI’s only obligations to Depositor or Preferred Beneficiary are as set forth in this Agreement.  No amendment or modification of this Agreement shall be valid or binding unless signed by all the parties hereto, except that Exhibit A need not be signed by DSI, Exhibit B need not be signed by Preferred Beneficiary and Exhibit C need not be signed.

8.2           Notices.  All notices, invoices, payments, deposits and other documents and communications shall be given to the parties at the addresses specified in the attached Exhibit C.  It shall be the responsibility of the parties to notify each other as provided in this Section in the event of a change of address. The parties shall have the right to rely on the last known address of the other parties.  Unless otherwise provided in this Agreement, all documents and communications may be delivered by First Class mail.

8.3           Severability.  In the event any provision of this Agreement is found to be invalid, voidable or unenforceable, the parties agree that unless it materially affects the entire intent and purpose of this Agreement, such invalidity, voidability or unenforceability shall affect neither the validity of this Agreement nor the remaining provisions herein, and the provision in question shall be deemed to be replaced with a valid and enforceable provision most closely reflecting the intent and purpose of the original provision.

8.4           Successors.  This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties.  However, DSI shall have no obligation in performing this

Agreement to recognize any successor or assign of Depositor or Preferred Beneficiary unless DSI receives clear, authoritative and conclusive written evidence of the change of parties.

8.5           Regulations.  Depositor and Preferred Beneficiary are responsible for and warrant compliance with all applicable laws, rules and regulations, including but not limited to customs laws, import, export, and re-export laws and government regulations of any country from or to which the Deposit Materials may be delivered in accordance with the provisions of this Agreement.

WorldGate Services, Inc.	General Instrument Corporation, doing business as the Broadband Communications Sector of Motorola, Inc.

Depositor	Preferred Beneficiary
By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

DSI Technology Escrow Services, Inc.

By:

Name:

Title:

Date:

EXHIBIT A

MATERIALS TO BE DEPOSITED

Account Number

Depositor represents to Preferred Beneficiary that the following Deposit Materials to be delivered to DSI are all of the materials required to be deposited with the Escrow Agent pursuant to Section 6.6 of the Development and Distribution Agreement:

1.               Schematics

2.               Latest software object executable

3.               Latest software source and third-party object code

4.               Component parts list with reference designators

5.               Diagnostic software

6.               SIP server access

Depositor	Preferred Beneficiary
By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

EXHIBIT B

DESCRIPTION OF DEPOSIT MATERIALS

Depositor Company Name

Account Number

Product Name	Version

(Product Name will appear as the Exhibit B Name on Account History report)

DEPOSIT MATERIAL DESCRIPTION:

Quantity	Media Type & Size	Label Description of Each Separate Item
TBD	CD ROM or DVD	As indicated below:
For all deposit materials

PRODUCT DESCRIPTION:

CONFIDENTIAL TREATMENT REQUESTED

DEPOSIT MATERIAL INFORMATION:

Is the media or are any of the files encrypted?  Yes / No   If yes, please include any passwords and the decryption tools.

Encryption tool name	Version
Hardware required
Software required
Other required information

I certify for Depositor that the above described	DSI has inspected and accepted the above
Deposit Materials have been transmitted to DSI:	materials (any exceptions are noted above):

Signature	Signature
Print Name	Print Name
Date	Date Accepted
Exhibit B#

Send materials to: DSI, 9265 Sky Park Ct., Suite 202, San Diego, CA 92123      (858) 499-1600

EXHIBIT C

DESIGNATED CONTACT

Account Number

Notices, deposit material returns and
communications to Depositor	Invoices to Depositor should be
should be addressed to:	addressed to:

Company Name:
Address:

Contact:	Contact:
Telephone:
Facsimile:	P.O.#, if required:

Pursuant to Section 1.6
Verification Contact:	Telephone:

Notices and communications to	Invoices to Preferred Beneficiary
Preferred Beneficiary should be addressed to	: should be addressed to:

Company Name:
Address:

Contact:	Contact:
Telephone:
Facsimile:	P.O.#, if required:

Requests from Depositor or Preferred Beneficiary to change the designated contact should be given in writing by the designated contact or an authorized employee of Depositor or Preferred Beneficiary.

Contracts, Deposit Materials and notices to	Invoice inquiries and fee remittances
DSI should be addressed to:	to DSI should be addressed to:

DSI Technology Escrow Services, Inc.	DSI Technology Escrow Services, Inc.
Contract Administration	Accounts Receivable
9265 Sky Park Court, Suite 202	PO Box 45156
San Diego, CA 92123	San Francisco, CA 94145-0156

Telephone: (858) 499-1600	(858) 499-1636
Facsimile: (858) 694-1919	(858) 499-1637

EXHIBIT H(1)

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  NO TRANSFER OF THIS WARRANT SHALL BE VALID OR EFFECTIVE UNLESS SUCH TRANSFER IS MADE (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR (B) AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

Warrant No. __	Date: [April _____, 2004]

WARRANT TO PURCHASE COMMON STOCK

OF

WORLDGATE COMMMUNICATIONS, INC.

This certifies that, for value received, receipt and sufficiency of which are hereby acknowledged, General Instrument Corporation, a Delaware Corporation doing business as the Broadband Communication Sector of Motorola Inc. (“Motorola”), or its assigns (the “Holder”), is entitled, subject to the terms and conditions set forth below, to purchase from WorldGate Communications, Inc., a Delaware corporation (the “Company”), CONFIDENTIAL TREATMENT REQUESTED validly issued, fully paid and nonassessable shares (the “Warrant Shares”) of Common Stock of the Company, par value $0.01 per share (the “Common Stock”), subject to adjustment as provided herein, at a purchase price equal to CONFIDENTIAL TREATMENT REQUESTED1 per share (the “Exercise Price”).

The term “Warrant” as used herein shall mean this Warrant, and any warrants delivered in substitution or exchange therefor as provided herein.

1.     Term of Warrant.  Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, during the term commencing on [April         ], 2004 and ending at 5:00 P.M. (United States Eastern Time) on CONFIDENTIAL TREATMENT REQUESTED (subject to extension as provided below, the “Exercise Period”); provided, however, that in the event that the expiration date of this Warrant shall fall on a day that is not a Business Day (defined below), the expiration date for this Warrant shall be extended to 5:00 P.M. (United States Eastern Time) on the Business Day following such date.  The term “Business Day” shall mean any day except a Saturday, Sunday or any day on which banking institutions are authorized or required to close in the city of New York, New York.

2.     Exercise of Warrant.

(a)   This Warrant may be exercised by the Holder, in whole or in part, by (i) the surrender of this Warrant to the Company, with the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder and delivered to the Company during the

1CONFIDENTIAL TREATMENT REQUESTED

Exercise Period and (ii) the delivery of payment to the Company of the Exercise Price for the number of Warrant Shares specified in the Notice of Exercise.  The Exercise Price shall be payable in cash or its equivalent, payable by wire transfer of immediately available funds to a bank account specified by the Company or by certified or bank cashiers’ check in lawful money of the United States of America.

(b)   The Company agrees that such Warrant Shares shall be deemed to be issued to the Holder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for the Warrant Shares as aforesaid.  A stock certificate or certificates for the Warrant Shares specified in the Notice of Exercise shall be delivered to the Holder as promptly as practicable, and in any event within five days thereafter.  If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the stock certificate or certificates, deliver to the Holder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical with this Warrant.

3.     No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the fair market value multiplied by such fraction or, at the Company’s option, round such fractional share to the nearest whole share.  The fair market value shall be determined by the Company’s Board of Directors.

4.     Replacement of Warrant.  On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

5.     Rights of Stockholders.  Subject to the provisions of Sections 6 and 8 hereof, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised as provided herein.

6.     Adjustments.

(a)   Adjustment for Stock Splits and Combinations.  If the Company shall effect a subdivision of the outstanding shares of the Company’s Common Stock, then the Exercise Price then in effect immediately before that subdivision shall be proportionately decreased and the number of shares of Common Stock issuable upon any exercise of such warrant shall be proportionally increased, and conversely, if the Company combines the outstanding shares of the Company’s Common Stock into a smaller number of shares, the Exercise Price then in effect immediately before the combination shall be proportionately increased and the number of shares of Common Stock issuable upon any exercise of such warrant shall be proportionally decreased.

(b)   Adjustment for Certain Dividends and Distributions.  If the Company makes or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event (i) the Exercise Price then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Exercise Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution, and (ii) the number of shares of Common Stock issuable upon exercise of this Warrant at such time shall be increased as of the time of such issuance, or in the event such record date is fixed, as of the close of business on such record date, by multiplying the number of shares issuable upon any exercise of this Warrant by a fraction (1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution, and (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Exercise Price and the number of shares of Common Stock issuable upon any exercise of this Warrant shall be recomputed accordingly as of the close of business on such record date and thereafter the Exercise Price shall be adjusted pursuant to this section as of the time of actual payment of such dividends or distributions.

(c)   Adjustments for Other Dividends and Distributions.  In the event the Company at any time prior to exercise of this Warrant shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company (other than Common Stock for which an adjustment is made pursuant to Section 6(a), Section 6(b) or Section 6(d) hereof) or in cash or other property, then and in each such event provision shall be made so that the Holder shall receive upon exercise hereof, in addition to the number of shares of Common Stock issuable hereunder, the kind and amount of securities of the Company and/or cash and other property which the Holder would have been entitled to receive had this Warrant been exercised into Common Stock on the date of such event and had the Holder thereafter, during the period from the date of such event to and including the Exercise Date, retained any such securities receivable, giving application to all adjustments called for during such period under this Section 6 with respect to the rights of the Holder.

(d)   Reorganizations, Mergers, Consolidations or Transfers of Assets.  If at any time or from time to time there is a capital reorganization of the Common Stock or other securities that will be issuable upon exercise of this Warrant, or a merger, consolidation or binding share exchange of the Company with or into another entity, or the transfer of all or substantially all of the Company’s properties and assets to any other entity, then, as a part of such capital reorganization, merger, consolidation, exchange or transfer, provision shall be made so that Motorola shall thereafter be entitled to receive upon exercise of this Warrant the number of shares of stock or other securities, cash or property to which a holder of the number of shares of Common Stock or other securities otherwise deliverable upon exercise of this Warrant would have been entitled on such capital reorganization, merger, consolidation, exchange or transfer in respect of such Common Stock or other securities.  In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 6 to the end that the provisions of this Section 6 (including adjustment of the then in effect Exercise Price and the number of shares purchasable upon exercise of this Warrant) shall be applicable after that event and be as nearly equivalent as may be practicable.  Upon the consummation of such capital reorganization, merger, consolidation, exchange or transfer, the successor (if other than the Company) resulting from such transaction or the entity acquiring such assets or other appropriate entity shall assume, by written instrument, the obligation to deliver to Motorola such securities, cash or other property as, in accordance with the foregoing provisions, Motorola may be entitled to purchase pursuant to this Warrant.

(e)   Certificate of Adjustment.  Upon the occurrence of each adjustment or readjustment pursuant to this Section 6 of the Exercise Price, the number of Warrant Shares or other securities issuable upon exercise of this Warrant, the Company shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property for which this Warrant shall be exercisable and the Exercise Price) and showing in detail the facts upon which such adjustment or readjustment is based.  The Company shall, upon the written request at any time of the Holder, furnish or cause to be furnished to the Holder a certificate setting forth (i) the Exercise Price then in effect and (ii) the number of Warrant Shares and the amount, if any, of other securities, cash or property which then would be received upon the exercise of this Warrant.

(f)    In case:

(i)            the Company shall declare a dividend or other distribution on its Common Stock;

(ii)           the Company or any of its subsidiaries shall make a tender offer for the Common Stock;

(iii)          the Company shall authorize the granting to holders of its Common Stock of rights, options or warrants to subscribe for or purchase any shares of capital stock of any class;

(iv)          of any reclassification of the Common Stock (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation,

merger or share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

(v)           of the voluntary of involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be mailed to the Holder of this Warrant, at least ten days prior written notice stating (A) the date on which a record has been taken for the purpose of such dividend, distribution or grant of rights, options or warrants, or, if record is not to be taken, the date as of which the identity of the holders of Common Stock of record entitled to such dividend, distribution, rights, options or warrants is to be determined, (B) the date on which a record shall be taken for determining rights to vote, if any, in respect of the matters referred to in clauses (i) through (v), and (C) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up.

7.     Transfers.

(a)   The Warrant Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Act and any other applicable securities laws, or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Act and any other applicable securities laws.  Notwithstanding the foregoing, no opinion of counsel shall be required for a transfer by a holder of Warrant Shares (1) which is a corporation to an affiliate of such corporation, (2) which is a partnership to a partner of such partnership or a retired partner of such partnership or to the estate of any such partner or retired partner, or (3) which is a limited liability company to a member of such limited liability company or a retired member or to the estate of any such member or retired member; provided that in each case the transferee in each case executes the Assignment Form attached hereto.

(b)   In addition, (i) the Holder shall not transfer all or any portion of the Warrant Shares issued upon exercise of this Warrant to any person or entity (other than to an affiliate of the Holder) on or before the thirty-fifth (35th) day following the exercise of this Warrant and (ii) the Holder shall not assign, pledge, hypothecate, sell or otherwise transfer this Warrant (other than to an affiliate of the Holder) without the prior written consent of the Company, which consent will not be unreasonably withheld, delayed or conditioned.

8.     Covenants of the Company.  The Company hereby covenants and agrees that:

(a)   during the term of this Warrant, the Company will reserve a sufficient number of shares of authorized and unissued Common Stock to provide for the issuance of Common Stock, which shares shall be duly authorized, fully paid and non-assessable, upon the exercise of this Warrant and, from time to time, will take all steps necessary to amend its Certificate of

Incorporation to provide sufficient reserves of shares of Common Stock issuable upon exercise of the Warrant;

(b)   the Company will not, by amendment of its Certificate of Incorporation or through reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms.

(c)   all shares that may be issued upon the exercise of this Warrant, upon exercise of this Warrant and payment of the Exercise Price, all as set forth herein, will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein); and

(d)   issuance of this Warrant by the Company shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant

9.     Notices.  Any notice or other communication to the Company or to Holder regarding the Warrant shall be in writing and shall be deemed duly given or made when hand delivered, when delivered by overnight courier or three business days after mailed by registered or certified mail, return receipt requested, postage prepaid and, if to the Company, to the Company’s office at:  [insert WorldGate information], or such other address as the Company may designate by notice to Holder and, if to Holder, to:  General Instrument Corporation  d/b/a the Broadband Communications Sector of Motorola, Inc., 101 Tournament Drive,  Horsham, Pennsylvania 19044, Attention: General Counsel or such other address as Holder may designate by prior written notice to the Company.

10.   Amendments.  Neither this Warrant nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

11.   Governing Law.  This Warrant shall be governed in all respects by the internal laws of the State of Delaware as applied to contracts entered into solely between residents of, and to be performed entirely within, such state, and without reference to principles of conflicts of laws or choice of laws.

12.   Successors and Assigns.  This Warrant shall be binding upon the Company’s successors and assigns and shall inure to the benefit of the Holder’s successors, legal representatives and assigns.

IN WITNESS WHEREOF, WORLDGATE COMMUNICATIONS, INC. has caused this Warrant to be executed by its authorized officer.

WORLDGATE COMMMUNICATIONS, INC.

By:

Name:

Title:

NOTICE OF EXERCISE

To:  WORLDGATE COMMMUNICATIONS, INC.

(1)           The undersigned hereby elects to purchase _______________ shares of Common Stock of WorldGate Communications, Inc., pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

(2)           Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Name)

(3)           Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

(Name)

(Date)	(Signature)

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock set forth below:

No of
Name of Assignee	Address	Shares

and does hereby irrevocably constitute and appoint as Attorney __________________to make such transfer on the books of WORLDGATE COMMUNICATIONS, INC., maintained for the purpose, with full power of substitution in the premises.

Dated:

Signature of Holder

Signature of Assignee

EXHIBIT H(2)

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  NO TRANSFER OF THIS WARRANT SHALL BE VALID OR EFFECTIVE UNLESS SUCH TRANSFER IS MADE (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR (B) AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

Warrant No. -__	Date: [__________, 2004]

WARRANT TO PURCHASE COMMON STOCK

OF

WORLDGATE COMMMUNICATIONS, INC.

This certifies that, for value received, receipt and sufficiency of which are hereby acknowledged, General Instrument Corporation, a Delaware Corporation doing business as the Broadband Communication Sector of Motorola Inc. (“Motorola”), or its assigns (the “Holder”), is entitled, subject to the terms and conditions set forth below, to purchase from WorldGate Communications, Inc., a Delaware corporation (the “Company”), [_____________________] validly issued, fully paid and nonassessable shares (the “Warrant Shares”) of Common Stock of the Company, par value $0.01 per share (the “Common Stock”), subject to adjustment as provided herein, at a purchase price equal to CONFIDENTIAL TREATMENT REQUESTED2 per share (the “Exercise Price”).

The term “Warrant” as used herein shall mean this Warrant, and any warrants delivered in substitution or exchange therefor as provided herein.

1.  Term of Warrant.  Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, during the term commencing on [April _____], 2004 and ending at 5:00 P.M. (United States Eastern Time) on CONFIDENTIAL TREATMENT REQUESTED (subject to extension as provided below, the “Exercise Period”); provided, however, that in the event that the expiration date of this Warrant shall fall on a day that is not a Business Day (defined below), the expiration date for this Warrant shall be extended to 5:00 P.M. (United States Eastern Time) on the Business Day following such date.  The term “Business Day” shall mean any day except a Saturday, Sunday or any day on which banking institutions are authorized or required to close in the city of New York, New York.

                2.  Exercise of Warrant.

(a)   This Warrant may be exercised by the Holder, in whole or in part, by (i) the surrender of this Warrant to the Company, with the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder and delivered to the Company during the

2CONFIDENTIAL TREATMENT REQUESTED

Exercise Period and (ii) the delivery of payment to the Company of the Exercise Price for the number of Warrant Shares specified in the Notice of Exercise.  The Exercise Price shall be payable in cash or its equivalent, payable by wire transfer of immediately available funds to a bank account specified by the Company or by certified or bank cashiers’ check in lawful money of the United States of America.

(b)   The Company agrees that such Warrant Shares shall be deemed to be issued to the Holder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for the Warrant Shares as aforesaid.  A stock certificate or certificates for the Warrant Shares specified in the Notice of Exercise shall be delivered to the Holder as promptly as practicable, and in any event within five days thereafter.  If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the stock certificate or certificates, deliver to the Holder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical with this Warrant.

                3.  No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the fair market value multiplied by such fraction or, at the Company’s option, round such fractional share to the nearest whole share.  The fair market value shall be determined by the Company’s Board of Directors.

                4.  Replacement of Warrant.  On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

                5.  Rights of Stockholders.  Subject to the provisions of Sections 6 and 8 hereof, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised as provided herein.

6.  Adjustments.

(a)   Adjustment for Stock Splits and Combinations.  If the Company shall effect a subdivision of the outstanding shares of the Company’s Common Stock, then the Exercise Price then in effect immediately before that subdivision shall be proportionately decreased and the number of shares of Common Stock issuable upon any exercise of such warrant shall be proportionally increased, and conversely, if the Company combines the outstanding shares of the Company’s Common Stock into a smaller number of shares, the Exercise Price then in effect immediately before the combination shall be proportionately increased and the number of shares of Common Stock issuable upon any exercise of such warrant shall be proportionally decreased.

(b)   Adjustment for Certain Dividends and Distributions.  If the Company makes or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event (i) the Exercise Price then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Exercise Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution, and (ii) the number of shares of Common Stock issuable upon exercise of this Warrant at such time shall be increased as of the time of such issuance, or in the event such record date is fixed, as of the close of business on such record date, by multiplying the number of shares issuable upon any exercise of this Warrant by a fraction (1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution, and (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Exercise Price and the number of shares of Common Stock issuable upon any exercise of this Warrant shall be recomputed accordingly as of the close of business on such record date and thereafter the Exercise Price shall be adjusted pursuant to this section as of the time of actual payment of such dividends or distributions.

(c)   Adjustments for Other Dividends and Distributions.  In the event the Company at any time prior to exercise of this Warrant shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company (other than Common Stock for which an adjustment is made pursuant to Section 6(a), Section 6(b) or Section 6(d) hereof) or in cash or other property, then and in each such event provision shall be made so that the Holder shall receive upon exercise hereof, in addition to the number of shares of Common Stock issuable hereunder, the kind and amount of securities of the Company and/or cash and other property which the Holder would have been entitled to receive had this Warrant been exercised into Common Stock on the date of such event and had the Holder thereafter, during the period from the date of such event to and including the Exercise Date, retained any such securities receivable, giving application to all adjustments called for during such period under this Section 6 with respect to the rights of the Holder.

(d)   Reorganizations, Mergers, Consolidations or Transfers of Assets.  If at any time or from time to time there is a capital reorganization of the Common Stock or other securities that will be issuable upon exercise of this Warrant, or a merger, consolidation or binding share exchange of the Company with or into another entity, or the transfer of all or substantially all of the Company’s properties and assets to any other entity, then, as a part of such capital reorganization, merger, consolidation, exchange or transfer, provision shall be made so that Motorola shall thereafter be entitled to receive upon exercise of this Warrant the number of shares of stock or other securities, cash or property to which a holder of the number of shares of Common Stock or other securities otherwise deliverable upon exercise of this Warrant would have been entitled on such capital reorganization, merger, consolidation, exchange or transfer in respect of such Common Stock or other securities.  In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 6 to the end that the provisions of this Section 6 (including adjustment of the then in effect Exercise Price and the number of shares purchasable upon exercise of this Warrant) shall be applicable after that event and be as nearly equivalent as may be practicable.  Upon the consummation of such capital reorganization, merger, consolidation, exchange or transfer, the successor (if other than the Company) resulting from such transaction or the entity acquiring such assets or other appropriate entity shall assume, by written instrument, the obligation to deliver to Motorola such securities, cash or other property as, in accordance with the foregoing provisions, Motorola may be entitled to purchase pursuant to this Warrant.

(e)   Certificate of Adjustment.  Upon the occurrence of each adjustment or readjustment pursuant to this Section 6 of the Exercise Price, the number of Warrant Shares or other securities issuable upon exercise of this Warrant, the Company shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property for which this Warrant shall be exercisable and the Exercise Price) and showing in detail the facts upon which such adjustment or readjustment is based.  The Company shall, upon the written request at any time of the Holder, furnish or cause to be furnished to the Holder a certificate setting forth (i) the Exercise Price then in effect and (ii) the number of Warrant Shares and the amount, if any, of other securities, cash or property which then would be received upon the exercise of this Warrant.

(f)    In case:

(i)            the Company shall declare a dividend or other distribution on its Common Stock;

(ii)           the Company or any of its subsidiaries shall make a tender offer for the Common Stock;

(iii)          the Company shall authorize the granting to holders of its Common Stock of rights, options or warrants to subscribe for or purchase any shares of capital stock of any class;

(iv)          of any reclassification of the Common Stock (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation,

merger or share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

(v)           of the voluntary of involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be mailed to the Holder of this Warrant, at least ten days prior written notice stating (A) the date on which a record has been taken for the purpose of such dividend, distribution or grant of rights, options or warrants, or, if record is not to be taken, the date as of which the identity of the holders of Common Stock of record entitled to such dividend, distribution, rights, options or warrants is to be determined, (B) the date on which a record shall be taken for determining rights to vote, if any, in respect of the matters referred to in clauses (i) through (v), and (C) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up.

7.  Transfers.

                                (a)  The Warrant Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Act and any other applicable securities laws, or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Act and any other applicable securities laws.  Notwithstanding the foregoing, no opinion of counsel shall be required for a transfer by a holder of Warrant Shares (1) which is a corporation to an affiliate of such corporation, (2) which is a partnership to a partner of such partnership or a retired partner of such partnership or to the estate of any such partner or retired partner, or (3) which is a limited liability company to a member of such limited liability company or a retired member or to the estate of any such member or retired member; provided that in each case the transferee in each case executes the Assignment Form attached hereto.

                                (b)  In addition, (i) the Holder shall not transfer all or any portion of the Warrant Shares issued upon exercise of this Warrant to any person or entity (other than to an affiliate of the Holder) on or before the thirty-fifth (35th) day following the exercise of this Warrant and (ii) the Holder shall not assign, pledge, hypothecate, sell or otherwise transfer this Warrant (other than to an affiliate of the Holder) without the prior written consent of the Company, which consent will not be unreasonably withheld, delayed or conditioned.

8.     Covenants of the Company.  The Company hereby covenants and agrees that:

                              (a)  during the term of this Warrant, the Company will reserve a sufficient number of shares of authorized and unissued Common Stock to provide for the issuance of Common Stock, which shares shall be duly authorized, fully paid and non-assessable, upon the exercise of this Warrant and, from time to time, will take all steps necessary to amend its

Certificate of Incorporation to provide sufficient reserves of shares of Common Stock issuable upon exercise of the Warrant;

                              (b)  the Company will not, by amendment of its Certificate of Incorporation or through reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms.

                                (c)  all shares that may be issued upon the exercise of this Warrant, upon exercise of this Warrant and payment of the Exercise Price, all as set forth herein, will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein); and

                                (d)  issuance of this Warrant by the Company shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant

9.     Notices.  Any notice or other communication to the Company or to Holder regarding the Warrant shall be in writing and shall be deemed duly given or made when hand delivered, when delivered by overnight courier or three business days after mailed by registered or certified mail, return receipt requested, postage prepaid and, if to the Company, to the Company’s office at:  [insert WorldGate information], or such other address as the Company may designate by notice to Holder and, if to Holder, to:  General Instrument Corporation  d/b/a the Broadband Communications Sector of Motorola, Inc., 101 Tournament Drive,  Horsham, Pennsylvania 19044, Attention: General Counsel or such other address as Holder may designate by prior written notice to the Company.

10.   Amendments.  Neither this Warrant nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

11.   Governing Law.  This Warrant shall be governed in all respects by the internal laws of the State of Delaware as applied to contracts entered into solely between residents of, and to be performed entirely within, such state, and without reference to principles of conflicts of laws or choice of laws.

12.   Successors and Assigns.  This Warrant shall be binding upon the Company’s successors and assigns and shall inure to the benefit of the Holder’s successors, legal representatives and assigns.

IN WITNESS WHEREOF, WORLDGATE COMMUNICATIONS, INC. has caused this Warrant to be executed by its authorized officer.

WORLDGATE COMMMUNICATIONS, INC.

By:

Name:

Title:

NOTICE OF EXERCISE

To:  WORLDGATE COMMMUNICATIONS, INC.

(4)           The undersigned hereby elects to purchase _______________ shares of Common Stock of WorldGate Communications, Inc., pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

(5)           Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Name)

(6)           Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

(Name)

(Date)	(Signature)

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock set forth below:

No of
Name of Assignee	Address	Shares

and does hereby irrevocably constitute and appoint as Attorney __________________to make such transfer on the books of WORLDGATE COMMUNICATIONS, INC., maintained for the purpose, with full power of substitution in the premises.

Dated:

Signature of Holder

Signature of Assignee